Exhibit 10.1

Execution Copy

TERASEN GAS INC.

as Borrower

- and -

CANADIAN IMPERIAL BANK OF COMMERCE

as Administrative Agent, Lead Arranger and Sole Bookrunner

- and -

THE BANK OF NOVA SCOTIA

as Syndication Agent

- and -

THOSE INSTITUTIONS WHOSE NAMES ARE SET FORTH
ON THE EXECUTION PAGES HEREOF UNDER THE
HEADING "LENDERS"

as Lenders

______________________________________________________________________________

CREDIT AGREEMENT

______________________________________________________________________________

Dated for reference June 21, 2006

Execution Copy

Page

Article 1

INTERPRETATION

1

1.1

Defined Terms

1

1.2

Interpretation

26

Article 2

THE CREDIT FACILITY

27

2.1

Credit Facility

27

2.2

Amortization

34

2.3

Voluntary Reductions

35

2.4

Payments

35

2.5

Computations

36

2.6

Fees

37

2.7

Interest on Overdue Amounts

37

2.8

Account Debit Authorization

38

2.9

Administrative Agent's Discretion on Allocation

38

2.10

Administrative Agent's Clawback

38

2.11

Rollover and Conversion

39

Article 3

LOAN ADVANCES

40

3.1

Loan Advances

40

3.2

Making the Loan Advances (except Swingline Advances)

40

3.3

Interest on Advances

41

Article 4

BANKERS' ACCEPTANCES

42

4.1

Acceptances

42

4.2

Drawdown Request

42

4.3

Form of Bankers' Acceptances

43

4.4

Completion of Bankers' Acceptance

43

4.5

Bankers' Acceptance Marketing

43

4.6

Stamping Fee

45

4.7

Payment at Maturity

45

4.8

Power of Attorney Respecting Bankers' Acceptances

45

4.9

Prepayments

45

4.10

Default

46

4.11

Non-Acceptance Lenders

46

Article 5

LETTERS OF CREDIT

46

5.1

Letters of Credit Commitment

46

5.2

Fronted Letters of Credit

47

5.3

POA Letters of Credit

47

5.4

Notice of Issuance

50

5.5

Form of Letter of Credit

51

-i-

Execution Copy

(continued)

Page

5.6

Procedure for Issuance of Letters of Credit

51

5.7

Payment of Amounts Drawn Under Letters of Credit

52

5.8

Fees

52

5.9

Obligations Absolute

53

5.10

Indemnification; Nature of Lenders' Duties

53

5.11

Default, Maturity, etc

55

Article 6

CLOSING CONDITIONS

56

6.1

Closing Conditions to Initial Availability

56

6.2

General Conditions for Accommodations

57

6.3

Conversions and Rollovers

58

6.4

Deemed Representation

58

6.5

Conditions Solely for the Benefit of the Lenders

58

6.6

No Waiver

58

Article 7

REPRESENTATIONS AND WARRANTIES

58

7.1

Existence

58

7.2

Capacity

58

7.3

Authority

59

7.4

Authorization, Governmental Approvals, etc

59

7.5

Enforceability

59

7.6

No Breach

59

7.7

Subsidiaries

59

7.8

Litigation

59

7.9

Books and Records

59

7.10

Compliance

59

7.11

Latest Annual Financial Statements

60

7.12

Future Financial Statements

61

7.13

Ownership of Property

61

7.14

Taxes

61

7.15

Material Adverse Effect

61

7.16

Pari Passu

61

7.17

Information

62

Article 8

COVENANTS

62

8.1

Affirmative Covenants

62

8.2

Negative Covenants

64

8.3

Financial Covenants

65

8.4

Administrative Agent May Perform Covenants

65

Article 9

CHANGES IN CIRCUMSTANCES

65

9.1

Yield Protection

65

-ii-

Execution Copy

(continued)

Page

9.2

Taxes

67

9.3

Mitigation Obligations: Replacement of Lenders

69

9.4

Illegality

70

9.5

Inability to Determine Rates Etc

71

9.6

Indemnification re Matching Funds

71

Article 10

EVENTS OF DEFAULT

72

10.1

Events of Default

72

10.2

Effect.

74

10.3

Right of Set-Off

75

10.4

Currency Conversion After Acceleration

75

Article 11

THE ADMINISTRATIVE AGENT AND THE LENDERS

75

11.1

Appointment and Authority

75

11.2

Rights as a Lender

76

11.3

Exculpatory Provisions

76

11.4

Reliance by Administrative Agent

77

11.5

Indemnification of Administrative Agent

77

11.6

Delegation of Duties

78

11.7

Replacement of Administrative Agent

78

11.8

Non-Reliance on Administrative Agent and Other Lenders

79

11.9

Collective Action of the Lenders

79

11.10

No Other Duties, etc

80

Article 12

MISCELLANEOUS

80

12.1

Sharing of Payments; Records

80

12.2

Amendments, etc

84

12.3

Notices, etc

85

12.4

Expenses and Indemnity

87

12.5

Judgment Currency

89

12.6

Governing Law, etc

90

12.7

Successors and Assigns

91

12.8

Conflict

94

12.9

Confidentiality

94

12.10

Severability

94

12.11

Prior Understandings

95

12.12

Time of Essence

95

12.13

Counterparts

95

-iii-

Execution Copy

SCHEDULES

1

Lenders and Commitments

2

Accommodation Request

3

Repayment/Cancellation Notice

4

Assignment and Assumption

5

Compliance Certificate

6

Required Notice

7

Form of Opinion

8

Form of POA Letter of Credit

9

Form of Power of Attorney

Execution Copy

THIS AGREEMENT is dated for reference June 21, 2006.

AMONG:

TERASEN GAS INC.

as Borrower

OF THE FIRST PART

AND:

CANADIAN IMPERIAL BANK OF COMMERCE

as Administrative Agent

OF THE SECOND PART

AND:

THOSE INSTITUTIONS WHOSE NAMES ARE SET FORTH ON THE EXECUTION PAGES HEREOF UNDER THE HEADING "LENDERS"

as Lenders

OF THE THIRD PART

WHEREAS the Borrower has requested that the Lenders make available to it the Credit Facility, and the Lenders have agreed to do so on the terms and conditions set forth herein;

NOW THEREFORE, in consideration of the mutual covenants and agreements herein set forth and other good and valuable consideration, the receipt and sufficiency whereof are hereby acknowledged, the parties agree as follows:

ARTICLE 1
INTERPRETATION

1.1

Defined Terms.  As used in this Agreement, including the recital and the schedules, unless there is something in the subject matter or the context inconsistent therewith, the following terms shall have the following meanings:

(1)

"Accommodation" means:

(a)

a Loan Advance by a Lender made pursuant to an Accommodation Request (whether given or deemed to be given) or otherwise made or deemed to have been made pursuant hereto;

(b)

the creation of Bankers' Acceptances on the occasion of a Drawing (or the making of a BA Equivalent Loan) pursuant to an Accommodation Request; and

Execution Copy

(c)

the issue of a Letter of Credit, either by the LC Issuer on behalf of the Lenders or by the Lenders on a several basis or by the Swingline Lender, on the occasion of an Issuance pursuant to an Accommodation Request;

and includes a Loan Advance and a Bankers' Acceptance resulting from a Rollover or Conversion (whether requested or deemed to have been requested hereunder) or otherwise effected pursuant hereto.  Each type of Loan Advance and each type of Letter of Credit is a "type" of Accommodation, as are Bankers' Acceptances.

(2)

"Accommodation Request" means a notice of request for a Loan Advance, a Drawing and/or an Issuance substantially in the form of Schedule 2 annexed hereto, or such other form as the Administrative Agent may from time to time specify.

(3)

"Administrative Agent" means CIBC and any successor administrative agent appointed in accordance with Article 11.

(4)

"Administrative Questionnaire" means an Administrative Questionnaire in a form supplied by the Administrative Agent required in connection with Section 12.7(2)(f).

(5)

"Advance" means, other than with respect to Bankers' Acceptances, an advance of monies, and with respect to Bankers' Acceptances the Drawing of a Bankers' Acceptance, made or deemed to have been made by a Lender under the Credit Facility and includes an Advance resulting from a Conversion or Rollover (whether requested or deemed to have been requested hereunder) or otherwise effected pursuant hereto, including a Swingline Advance.

(6)

"Affiliate" means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.  Notwithstanding the foregoing, neither the Administrative Agent nor any Lender shall be deemed to be an Affiliate of the Borrower or any Affiliate thereof solely by reason of its agency function or lending relationship.

(7)

"Agreement" or "this Agreement" means the agreement dated the Closing Date between the Borrower, the Lenders and the Administrative Agent entitled "Credit Agreement" inclusive of all Schedules, as amended, confirmed, replaced or restated from time to time and "hereto", "hereof", "herein", "hereby" and "hereunder", and similar expressions mean and refer to the Agreement and, unless the context otherwise requires, not to any particular Article, Section, paragraph or other subdivision thereof.

(8)

"Anniversary Date" means the first anniversary of the Closing Date and each successive anniversary thereafter until the Maturity Date.

Execution Copy

(9)

"Applicable Margin" means, in respect of the following types of Accommodation or the unadvanced portion of a Commitment, the following corresponding margins and fees expressed as basis points per annum:

Level	Rating	BAs, LIBOR and LCs	Prime Rate & Base Rate	Standby Fee
I	A1/A (high)	30 bps	0 bps	7.5 bps
II	A2/A	32.5 bps	0 bps	8.5 bps
III	A3/A (low)	37.5 bps	0 bps	10 bps
IV	Baa1/BBB (high)	52.5 bps	0 bps	12.5 bps
V	Baa2/BBB or lower	70 bps	0 bps	17 bps

For the purposes of determining the Applicable Margin, the following shall apply:

(a)

If Ratings are provided by both Rating Agencies and are split by one level, the Applicable Margin shall be calculated at the level corresponding to the higher of the Ratings.

(b)

If Ratings are provided by both Rating Agencies and are split by two or more levels, the Applicable Margin shall be calculated at the level corresponding to the level that is one level lower than the higher of the Ratings.

(c)

The Applicable Margin shall be determined from time to time by the Administrative Agent based solely upon deliveries made pursuant to Section 6.1(11) or 8.1(11)(b), whose determination shall be conclusive and binding for all purposes hereof, absent demonstrated error.  The Administrative Agent shall provide notice to the Borrower and the Lenders of any change in the Applicable Margin as so determined by it.

(d)

A change in Applicable Margin necessitated by a change in or absence of a Rating shall have effect as regards Base Rate Advances, Prime Rate Advances or LIBOR Advances then outstanding on the effective day of such change or the first day of such absence (each, a "change effective day"), shall have effect as regards fees to be paid by the Borrower as referred to in Sections 2.6(a) and 5.8(1) on the change effective day, shall have effect as regards fresh Accommodations obtained by the Borrower on or after the change effective day and shall not affect the stamping fees for outstanding Bankers' Acceptances.

(e)

In the absence of a Rating, level V shall apply.

(10)

"Approved Fund" means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

Execution Copy

(11)

"Assignment and Assumption" means an assignment and assumption entered into by a Lender and an Eligible Assignee and accepted by the Administrative Agent, in substantially the form of Schedule 4 or any other form approved by the Administrative Agent.

(12)

"BA Equivalent Loan" means, in relation to a Drawing, a loan in Canadian Dollars made to the Borrower by a Non-Acceptance Lender as part of the Drawing in accordance with the provisions of Section 4.11.

(13)

"Bankers' Acceptance" means a depository bill, as defined by the Depository Bills and Notes Act (Canada), drawn by the Borrower, denominated in Canadian Dollars and accepted by a Lender as a bankers' acceptance, as evidenced by such Lender's endorsement thereof at the request of the Borrower pursuant to an Accommodation Request and includes a Bankers' Acceptance resulting from a Conversion or Rollover.

(14)

"Base Rate" means, at any time, the greater of:

(a)

the rate of interest per annum established and reported by CIBC from time to time as the reference rate of interest it charges to customers for US Dollar loans made by it in Canada; and

(b)

the sum of (i) the Federal Funds Effective Rate, plus (ii) 100 basis points per annum;

as to which a certificate of the Administrative Agent, absent manifest error, shall be conclusive evidence from time to time.  With each quoted or published change in such rate aforesaid of CIBC there shall be a corresponding change in the rate of interest payable under this Agreement, should such changed rate exceed that set forth in paragraph (b) of this definition, all without the necessity of any notice thereof to the Borrower or any other Person.

(15)

"Base Rate Advance" means an Advance by way of loan (including overdraft) in US Dollars on which interest is calculated by reference to the Base Rate as provided in this Agreement.

(16)

"basis point", "bp" and "b.p." each mean one one-hundredth (1/100) of one per cent, or .01%.

(17)

"BCUC" means the British Columbia Utilities Commission.

(18)

"Beneficiary" means, in respect of any Letter of Credit, the beneficiary specified therein.

(19)

"Borrower" means Terasen Gas Inc.

Execution Copy

(20)

"Business Day" means:

(a)

in respect of LIBOR Advances and payments in connection therewith, a London Business Day which is also a day on which banks are open for business in New York City, Vancouver and Toronto;

(b)

in respect of Base Rate Advances, a day (other than Saturday or Sunday) on which banks are open for business in New York City, Vancouver and Toronto; and

(c)

for all other purposes of this Agreement, a day (other than Saturday or Sunday) on which banks are open for business in Vancouver and Toronto.

(21)

"C$ Equivalent Indebtedness" means, on any date in respect of any Indebtedness denominated in US Dollars, the equivalent amount of such Indebtedness expressed in Cdn. Dollars determined on the basis of the rate of exchange used for purposes of the Borrower's balance sheet as at the end of the Financial Quarter ended on or most recently ended prior to such date; provided that, if the Borrower has entered into a Hedge Instrument which protects it against increases in the value of US Dollars as against Cdn. Dollars in respect of such Indebtedness, the Cdn. Dollar equivalent of such Indebtedness shall be reduced by any related deferred hedging asset or increased by any related deferred hedging liability determined in accordance with GAAP and shown on the Borrower's consolidated balance sheet as at the end of such Financial Quarter.

(22)

"C$ Equivalent Principal Outstanding" means, at any time, the amount equal to:

(a)

when used in a context pertaining to Accommodations made by a single Lender, the Principal Outstanding in favour of such Lender; and

(b)

when used elsewhere in this Agreement with reference to the Credit Facility as a whole, the Principal Outstanding in favour of all Lenders;

in each case calculated and expressed in Cdn. Dollars, with each US Dollar obligation converted for purposes of such calculation into the C$ Equivalent Indebtedness.

(23)

"Calculation Date" means each of the Closing Date and the last day of each Financial Quarter.

(24)

"Canadian Dollars", "Cdn. Dollars", "Cdn. $", "C$" and "$" each mean lawful money of Canada.

(25)

"Canadian Dollar Advance" means an Advance denominated in Cdn. Dollars.

Execution Copy

(26)

"Capital Lease" means a lease of (or other agreement conveying the right to use) real and/or personal property, which lease is required to be classified and accounted for as a capital lease on a balance sheet of the lessee under GAAP (including the Canadian Institute of Chartered Accountants Handbook Section 3065).

(27)

"Capital Lease Obligations" means, as to any Person, the obligations of such Person to pay rent or other amounts under a Capital Lease and, for purposes of this Agreement, the amount of such obligations shall be the capitalized amount thereof (that is, the amount in effect corresponding to the principal of such obligations), determined in accordance with GAAP (including the Canadian Institute of Chartered Accountants Handbook Section 3065).

(28)

"Cash Equivalents" means:

(a)

marketable, direct obligations of the United States of America, of Canada or of any political agency or subdivision thereof maturing within 365 days of the date of purchase;

(b)

commercial paper maturing within 180 days from the date of purchase thereof, and rated:

(i)

in the United States "P-2" or better by Moody's or "A-2" or better by S&P; or

(ii)

in Canada "A-1 low" or better by S&P or "R-1 low" or better by DBRS; or

(iii)

in any of the foregoing cases the equivalent thereof by any other recognized rating agency; and

(c)

certificates of deposit maturing within 365 days of the date of purchase issued by or acceptances accepted or Guaranteed by a bank to which the Bank Act (Canada) applies having at the time of acquisition a combined capital, surplus or undistributed profits of at least C$2 billion

(29)

"CDOR Rate" means, on any day, the annual rate of discount determined by the Administrative Agent which is equal to the simple average of the yield rates per annum (calculated on the basis of a year of 365 days and calculated to five decimal places) applicable to bankers' acceptances denominated in Canadian Dollars having, where applicable, comparable issue dates and maturity dates as the Bankers' Acceptances proposed to be issued by the Borrower displayed and identified as such on the "CDOR Page" (or any display substituted therefor) of Reuters Monitor Money Rates Service at approximately 10:00 a.m. (Toronto time) on that day or, if that day is not a Business Day, then on the immediately preceding Business Day (as adjusted by the Administrative Agent after

Execution Copy

10:00 a.m. (Toronto time) to reflect any error in the posted average annual rate of discount); provided, however, if those rates do not appear on the CDOR Page (or the display substituted therefor), then the CDOR Rate shall be the annual rate of discount determined by the Administrative Agent which is equal to the simple average of the yield rates per annum (calculated on the basis of a year of 365 days and calculated to five decimal places) applicable to those bankers' acceptances in a comparable amount to the Bankers' Acceptances proposed to be issued by the Borrower, quoted by three of the five largest (as to total assets) Schedule I Banks (as selected by the Administrative Agent) as of 10:00 a.m. (Toronto time) on that day or, if that day is not a Business Day, on the immediately preceding Business Day.  Each determination of the CDOR Rate by the Administrative Agent shall be conclusive and binding, absent demonstrated error.

(30)

"Change in Law" means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any Requirement of Law, (b) any change in any Requirement of Law or in the administration, interpretation or application thereof by any Governmental Authority or (c) the making or issuance of any Requirement of Law by any Governmental Authority.

(31)

"Charter Documents" means, in respect of any Person, the certificate and articles of incorporation or similar formation documents, by-laws, unanimous shareholders agreement and other organizational or governing documents of such Person.

(32)

"CIBC" means Canadian Imperial Bank of Commerce, a Canadian chartered bank.

(33)

"Closing Date" means June 21, 2006 or such other date as shall be mutually agreed by the Borrower and the Lenders.

(34)

"Commitment" means, for a Lender in respect of the Credit Facility, the amount set forth opposite such Lender's name under the heading "Total Credit Facility" on Part Two of Schedule 1 annexed hereto to the extent not permanently reduced, cancelled or terminated pursuant to this Agreement.

(35)

"Compliance Certificate" means a certificate of a Senior Financial Officer pursuant to Section 8.1(10)(c) substantially in the form of Schedule 5 annexed hereto.

(36)

"Contaminants" means substances, pollutants and wastes which:

(a)

pollute or are otherwise harmful to the environment;

(b)

are defined as contaminants, pollutants, radioactive waste, hazardous substances, hazardous waste, hazardous or toxic under any applicable Environmental Law; or

Execution Copy

(c)

are construed as having an "adverse effect", through impairment of or damage to the environment, human health or safety or property under any applicable Environmental Law.

(37)

"Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. "Controlling" and "Controlled" have corresponding meanings.

(38)

"Conversion" means, in respect of any Advance, the conversion of the method for calculating interest, discount rates or fees thereon from one method to another in accordance with Section 2.11, and includes a conversion from a Prime Rate Advance to a Drawing and vice-versa and a conversion from a LIBOR Advance to a Base Rate Advance and vice-versa.  In addition, the repayment in full by the Borrower of the Principal Outstanding under an Accommodation in one currency and the concurrent making of an Accommodation in another currency, whereby the aggregate C$ Equivalent Principal Outstanding remains the same before and after such transactions, shall also be considered to be a Conversion for all purposes of this Agreement.

(39)

"Credit Facility" means the revolving credit facility to be provided by the Lenders to the Borrower as contemplated by Article 2.

(40)

"Credit Facility Documents" means this Agreement, Bankers' Acceptances, Letters of Credit and all other documents necessary to implement the financing comprised in the Credit Facility.

(41)

"DBRS" means Dominion Bond Rating Service Limited and, if such Person shall at any time cease to provide Ratings in respect of companies of the nature of the Borrower, means any other company or organization designated by the Borrower that is acceptable to the Lenders, acting reasonably, which shall provide a Rating of the long-term corporate credit and/or long-term unsecured debt of the Borrower on a basis consistent with and using the same nomenclature as Dominion Bond Rating Service Limited or that is otherwise acceptable to the Lenders, acting reasonably.

(42)

"Declining Lender" has the meaning set forth in Section 2.1(2)(e).

(43)

"Default" means any event or condition that constitutes an Event of Default or that would constitute an Event of Default except for satisfaction of any condition subsequent required to make the event or condition an Event of Default, including giving of any notice, passage of time, or both.

(44)

"Defaulting Lender" has the meaning set forth in Section 12.1(1)(c).

Execution Copy

(45)

"Discount Proceeds" means, in respect of Bankers' Acceptances to be purchased by a Lender, the result (rounded to the nearest whole cent, with one-half of one cent and more being rounded up) obtained by multiplying the aggregate Face Amount of such Bankers' Acceptances by a price (rounded up or down to the third decimal place, with .0005 or more being rounded up) determined by dividing one by the sum of one plus the product of (x) the applicable Discount Rate multiplied by (y) a fraction, the numerator of which is the number of days in the term to maturity of such Bankers' Acceptances and the denominator of which is 365.

(46)

"Discount Rate" means:

(a)

with respect to an issue of Bankers' Acceptances accepted by a Lender that is a Schedule I Bank, the CDOR Rate; and

(b)

with respect to an issue of Bankers' Acceptances accepted by a Lender that is not a Schedule I Bank, the lesser of:

(i)

the CDOR Rate plus seven basis points; and

(ii)

the rate for such period as quoted by such Lender.

(47)

"Distribution" has the meaning set forth in Section 8.2(5).

(48)

"Drawing" means the creation or making of one or more Bankers' Acceptances in pursuance of an Accommodation Request.

(49)

"Drawing Date" means any Business Day fixed in accordance with the provisions of this Agreement for a Drawing.

(50)

"Election Period" has the meaning set forth in Section 2.1(4)(b).

(51)

"Electing Lender" has the meaning set forth in Section  2.1(4)(b).

(52)

"Eligible Assignee" means any Person (other than a natural Person, the Borrower or any Affiliate of the Borrower), in respect of which any consent that is required by Section 12.7(2) has been obtained.

(53)

"Environmental Laws" means any Requirement of Law relating, in whole or in part, to the protection or enhancement of the environment or imposing liability as a result of adverse effects to the environment, including occupational safety, product liability, public health and public safety.

(54)

"Equivalent Amount" means, on a particular date in respect of any amount (the "original amount") expressed in a particular currency (the "original currency"), the equivalent amount expressed in a second designated currency (the "second currency") determined by reference to the Bank of Canada noon rate at which the original currency may be exchanged into the second currency as published on the

Execution Copy

Reuters Screen page BOFC.  In the event that such rate does not appear on such Reuters page, such rate shall be ascertained by reference to any other means (as selected by the Administrative Agent) by which such rate is quoted or published from time to time by the Bank of Canada; provided that, if at the time of any such determination, for any reason, no such exchange rate is being quoted or published, the Administrative Agent may use such reasonable method as it considers appropriate to ascertain such rate, and the resulting determination shall be conclusive absent manifest error.

(55)

"Event of Default" means any of the events specified in Section 10.1.

(56)

"Excluded Taxes" means, with respect to the Administrative Agent, any Lender, the LC Issuer or any other recipient of any payment to be made by or on account of any obligation of the Borrower hereunder, (a) taxes imposed on or measured by its net income, and franchise taxes imposed on it (in lieu of net income taxes), by the jurisdiction (or any political subdivision thereof) under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located, (b) any branch profits taxes or any similar tax imposed by any jurisdiction in which the Lender is located and (c) in the case of a Foreign Lender (other than (i) an assignee pursuant to a request by the Borrower under Section 9.3(2), (ii) an assignee pursuant to an Assignment and Assumption made when an Event of Default has occurred and is continuing or (iii) any other assignee to the extent that the Borrower has expressly agreed that any withholding tax shall be an Indemnified Tax), any withholding tax that (A) is not imposed or assessed in respect of an Advance that was made on the premise that an exemption from such withholding tax would be available where the exemption is subsequently determined, or alleged by a taxing authority, not to be available and (B) is required by any Requirement of Law to be withheld or paid in respect of any amount payable hereunder or under any Credit Facility Document to such Foreign Lender at the time such Foreign Lender becomes a party hereto (or designates a new lending office) or is attributable to such Foreign Lender's failure or inability (other than as a result of a Change in Law) to comply with Section 9.2(5), except to the extent that such Foreign Lender (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts from the Borrower with respect to such withholding tax pursuant to Section 9.2(1).  For greater certainty, for purposes of item (c) above, a withholding tax includes any Tax that a Foreign Lender is required to pay pursuant to Part XIII of the Income Tax Act (Canada) or any successor provision thereto.

(57)

"Existing Bilateral Facilities" means, collectively, the following 364-day facilities as extended from time to time:  (i) a $75 million facility provided by Bank of Montreal pursuant to a letter agreement dated April 15, 2004; (ii) a $200 million facility provided by The Bank of Nova Scotia pursuant to a letter agreement dated March 31, 1995; (iii) a $100 million facility provided by Canadian Imperial Bank of Commerce pursuant to a letter agreement dated July

Execution Copy

26, 2004; (iv) a $50 million facility provided by National Bank of Canada pursuant to a letter agreement dated February 8, 2001; and (v) a $75 million facility provided by The Toronto-Dominion Bank pursuant to a letter agreement dated November 4, 2003.

(58)

"Extension" has the meaning set forth in Section 2.1(4)(a).

(59)

"Extension Notice" has the meaning set forth in Section 2.1(4)(d).

(60)

"Extension Request" has the meaning set forth in Section 2.1(4)(a).

(61)

"Face Amount" means, in respect of a Bankers' Acceptance, the amount payable to the holder thereof on its maturity and, in respect of a Letter of Credit, the maximum amount that may from time to time be payable to the Beneficiary thereof, and where used in a context referring to more than one Bankers' Acceptance and/or Letter of Credit means the aggregate of the Face Amounts thereof.

(62)

"Federal Funds Effective Rate" means, for any day, the weighted average (rounded upwards, if necessary, to the next 1/100 of 1%) of the annual rates of interest on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York or, if such rate is not so published for any day that is a Business Day, the average (rounded upwards, if necessary, to the next 1/100 of 1%) of the quotations for such day on such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

(63)

"Financial Quarter" means a period of three consecutive months ending on and including March 31, June 30, September 30 or December 31, as the case may be.

(64)

"Financial Year" means a financial year commencing on January 1 of each calendar year and ending on and including December 31 of such year.

(65)

"Financing Lender" has the meaning set forth in Section 2.1(2)(e).

(66)

"Foreign Lender" means any Lender that is not organized under the laws of Canada and that is not otherwise considered or deemed in respect of any amount payable to it hereunder or under any Credit Facility Document to be resident for income tax or withholding tax purposes in Canada.

(67)

"Fronted Letter of Credit" has the meaning set forth in Section 5.1.

(68)

"Fund" means any Person (other than a natural Person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.

Execution Copy

(69)

"GAAP" means, in relation to any Person at any time, accounting principles generally accepted in Canada as recommended in the Handbook of the Canadian Institute of Chartered Accountants or its successor, applied on a basis consistent with the most recent audited financial statements of such Person and, if applicable, its consolidated Subsidiaries (except for changes approved by the auditors of such Person); provided that the calculations of the Total Debt/Capitalization Ratio, including the constituent elements thereof, shall be made without regard to any change in GAAP with effect on or after January 1, 2006.

(70)

"Government Acts" has the meaning set forth in Section 5.10(1).

(71)

"Governmental Approval" means any franchise, licence, qualification, authorization, consent, exemption, waiver, right, permit or other approval of any Governmental Authority, binding on or affecting the Person referred to in the context in which the term is used or binding on or affecting the property of such Person, in each case whether or not having the force of law.

(72)

"Governmental Authority" means the government of Canada or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government, including any supra-national bodies such as the European Union or the European Central Bank and including a Minister of the Crown, Superintendent of Financial Institutions or other comparable authority or agency.

(73)

"Guarantee" means, with respect to any Person, any obligation of such Person directly or indirectly guaranteeing any indebtedness or other obligation of any other Person and, without limiting the generality of the foregoing, includes any obligation, direct or indirect, contingent or otherwise, of such Person:

(a)

to purchase or pay (or advance or supply funds for the purchase or payment of) such indebtedness or other obligation of such other Person (whether arising by virtue of partnership, joint venture or similar arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, or to maintain financial condition or otherwise); or

(b)

entered into for purposes of assuring in any manner the obligee of such indebtedness or other obligation of the payment or performance (or payment of damages in the event of non-performance) thereof or to protect such obligee against loss in respect thereof (in whole or in part);

provided that the foregoing shall exclude endorsement of negotiable instruments for collection or deposit in the ordinary course of business.

Execution Copy

(74)

"Hedge Instrument" means:

(a)

any interest rate or foreign exchange risk management agreement or product, including interest rate or currency exchange or swap agreements, futures contracts, forward rate agreements, interest rate cap agreements and interest rate collar agreements, options and all other agreements or arrangements designed to protect against fluctuations in interest rates or currency exchange rates; and

(b)

forward purchase and sale contracts, options and other hedging products designed to be effective as a hedge against fluctuations in the price of natural gas.

(75)

"Increased Costs" means any amounts payable by the Borrower to the Administrative Agent or a Lender under any of Sections 5.10, 9.1, 9.2, 9.3, 9.6 and 12.4 of this Agreement.

(76)

"Indebtedness" means, with respect to any Person at any time, any of the following (without duplication):

(a)

the amount of all indebtedness for borrowed moneys of such Person (including Purchase Money Obligations);

(b)

the amount of all obligations of such Person evidenced by notes payable, drafts accepted representing extensions of credit, bonds, debentures or other similar instruments, to the extent such obligations would be considered indebtedness for borrowed moneys in accordance with GAAP;

(c)

all obligations of such Person, whether or not contingent, with respect to or under any bankers' acceptance facility or, except where the same secures payment of trade payables incurred in the ordinary course of business, any letter of credit facility or similar facility, including any liability arising under any indemnity obligation pertaining thereto;

(d)

the amount of the deferred purchase price of property or services, other than trade payables incurred in the ordinary course of business;

(e)

Capital Lease Obligations of such Person;

(f)

all indebtedness of other Persons secured by a Lien on any property of such Person, whether or not such indebtedness is assumed by such Person; provided that the amount of such indebtedness shall be the lesser of:

(i)

the fair market value of such property at such date of determination; and

(ii)

the amount of such indebtedness;

Execution Copy

(g)

all other debt (other than trade payables incurred in the ordinary course of business) upon which interest charges are customarily paid by such person; and

(h)

any Guarantee by such Person in any manner of any part or all of an obligation included in clauses (a) to (g) above.

The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date (without duplication) of all unconditional obligations as described above and, with respect to contingent obligations, the maximum liability upon the occurrence of the contingency giving rise to the obligation; provided that:

(i)

the amount at any time of indebtedness issued with original issue discount shall be the accreted amount thereof determined in accordance with GAAP; and

(ii)

Indebtedness shall not include any liability for unpaid taxes not yet due.

(77)

"Indemnified Party" has the meaning set forth in Section 12.4(2)(a).

(78)

"Indemnified Taxes" means Taxes other than Excluded Taxes.

(79)

"Interest Period" means, for each LIBOR Advance, a period commencing:

(a)

in the case of the initial Interest Period for such Advance, on the date of such Advance; and

(b)

in the case of any subsequent Interest Period for such Advance in accordance with a Rollover, on the last day of the immediately preceding Interest Period;

and ending in either case on the last day of such period as shall be selected by the Borrower pursuant to the provisions below.

If a Base Rate Advance is converted to a LIBOR Advance, the initial Interest Period for such LIBOR Advance shall commence on the date of such Conversion.  The duration of each Interest Period for a LIBOR Advance shall be one, two, three or six months (subject to availability), as the Borrower may select in the applicable Accommodation Request, or such other period to which the Lenders may agree.  No Interest Period may be selected which would end on a day after the earlier of (i) the then applicable Maturity Date, and (ii) the earliest Maturity Date of any Non-Electing Lender which is a Non-Electing Lender at the date of the applicable Accommodation Request, or, in the opinion of the Administrative Agent, any date that would conflict with any repayment stipulated herein.  Whenever the last day of an Interest Period would otherwise occur on a day other

Execution Copy

than a Business Day, the last day of such Interest Period shall be extended to occur on the next succeeding Business Day; provided that, if such extension would cause the last day of such Interest Period to occur in the next following calendar month, the last day of such Interest Period shall occur on the next preceding Business Day.

(80)

"Information" has the meaning set forth in Section 12.9(2).

(81)

"ISP98" means the International Standby Practices ISP98, as published by the International Chamber of Commerce and in effect from time to time.

(82)

"Issuance" means the issuance of one or more Letters of Credit made pursuant to an Accommodation Request.

(83)

"Issue Date" means any Business Day fixed in accordance with the provisions of this agreement for an Issuance.

(84)

"Issuing Bank" means, initially, CIBC, as the issuer of Fronted Letters of Credit and not on the basis that it is the attorney of other Lenders to sign POA Letters of Credit on their behalf, or any successor issuer of Fronted Letters of Credit.

(85)

"Judgment Currency" has the meaning set forth in Section 12.5(1).

(86)

"LC Issuer" has the meaning set forth in Section 5.1.  For greater certainty, where the context requires, references to "Lenders" include the LC Issuer.

(87)

"LC Limit" has the meaning set forth in Section 5.1.

(88)

"Lenders" means those financial institutions whose names are set forth on the execution pages hereof under the heading "Lenders", and their respective successors and assigns and, unless expressly stated otherwise, shall include the Swingline Lender.

(89)

"Lenders' Counsel" means Blake, Cassels & Graydon, LLP or such other law firm or firms as may from time to time be chosen by the Lenders to act on their behalf in connection with the Credit Facility.

(90)

"Lending Office" or "lending office" means, in respect of a particular Lender, the branch or office whose address is set forth in Schedule 1 annexed hereto, or such other branch as such Lender may designate from time to time by notice given to the Administrative Agent and the Borrower.

(91)

"Letter of Credit" means a standby or commercial letter of credit or a letter of guarantee for a specified amount in Canadian Dollars or US Dollars (i) issued by the LC Issuer on behalf of the Lenders at the request and upon the indemnity of the Borrower pursuant to Article 5, including Fronted Letters of Credit and POA

Execution Copy

Letters of Credit, or (ii) issued by the Swingline Lender under the Swingline pursuant to Section 2.1(7).

(92)

"LIBOR", with respect to any Interest Period, means:

(a)

the rate of interest (expressed as an annual rate on the basis of a 360 day year) determined by the Administrative Agent to be the arithmetic mean (rounded up to the nearest 1/16th of one percent) of the offered rates for deposits in US Dollars for a period equal to the particular Interest Period, which rates appear on:

(i)

Page 3750 of the Telerate screen; or

(ii)

if such Telerate screen page is not readily available to the Administrative Agent, the Reuters screen LIBO page;

in either case as of 11:00 a.m. (London time) on the second London Business Day before the first day of that Interest Period; or

(b)

if neither such Reuters screen page nor Telerate screen page is readily available to the Administrative Agent for any reason, the rate of interest determined by the Administrative Agent which is equal to the simple average of the rates of interest (expressed as a rate per annum on the basis of a year of 360 days and rounded up to the nearest 1/16th of one percent) at which three of the five largest (as to total assets) Schedule I Banks (as selected by the Administrative Agent) would be prepared to offer leading banks in the London interbank market a deposit in US Dollars for a term coextensive with that Interest Period in an amount substantially equal to the relevant LIBOR Advance at or about 10:00 a.m. (Toronto time) on the second London Business Day before the first day of such Interest Period.

(93)

"LIBOR Advance" means an Advance by way of loan in US Dollars on which interest is calculated by reference to LIBOR as provided in this Agreement.

(94)

"Lien" means any mortgage, pledge, lien, charge, hypothecation, security interest or other encumbrance, or any interest or title of any vendor or lessor under any conditional sale or other title retention agreement or Capital Lease, or any deposit of moneys or other property under any agreement or arrangement whereby such moneys or other property may be withdrawn only upon fulfilment of any condition as to the discharge of any other indebtedness or other obligation to any creditor.

(95)

"Loan Advances" means Prime Rate Advances, Base Rate Advances and LIBOR Advances.

Execution Copy

(96)

"London Business Day" means a day (other than Saturday or Sunday) which is a day for trading by and between banks in US Dollar deposits in the London Eurodollar interbank market.

(97)

"Majority Lenders" means Lenders whose respective individual Commitments aggregate at least two-thirds (2/3) of the total Commitments of all Lenders under the Credit Facility.

(98)

"Material Adverse Effect" means:

(a)

any material adverse change in the assets, property, operations, financial condition or business of the Borrower and its Subsidiaries, taken as a whole;

(b)

any material impairment or reduction in the ability (financial or otherwise) of the Borrower to fulfil its obligations under this Agreement; or

(c)

any material adverse effect on the validity or enforceability of any material provision of this Agreement.

(99)

"Maturity Date" means initially the third Anniversary Date of the Closing Date, as such date may be extended from time to time pursuant to Section 2.1(4) with respect to an Electing Lender.

(100)

"Moody's" means Moody's Investors Service, Inc. and, if such Person shall at any time cease to provide Ratings in respect of companies of the nature of the Borrower, means any other company or organization designated by the Borrower that is acceptable to the Lenders, acting reasonably, which shall provide a Rating of the long-term corporate credit and/or long-term unsecured debt of the Borrower on a basis consistent with and using the same nomenclature as Moody's Investors Service, Inc. or that is otherwise acceptable to the Lenders, acting reasonably.

(101)

"Non-Acceptance Discount Rate" means, for any day, the Discount Rate that is the lesser of the rates described in paragraph (b)(i) and (b)(ii) of the definition of Discount Rate; provided that, if at any relevant time there are no Reference Lenders, the Non-Acceptance Discount Rate will be the Discount Rate in paragraph (b)(i) of that definition.

(102)

"Non-Acceptance Lender" has the meaning set forth in Section 4.11.

(103)

"Non-Electing Lender" has the meaning set forth in Section 2.1(4)(b).

(104)

"Notice" means, as the context requires, an Accommodation Request or a Repayment/Cancellation Notice.

(105)

"Obligations" means at any time in respect of the Credit Facility, the amount equal to the sum of:

Execution Copy

(a)

the Principal Outstanding under the Credit Facility;

(b)

all accrued and unpaid interest thereon and all interest on accrued and unpaid interest; and

(c)

all accrued and unpaid fees, expenses, costs, indemnities, Increased Costs and other amounts payable to the Lenders or the Administrative Agent pursuant to the provisions of any Credit Facility Document or otherwise in respect of the Credit Facility.

(106)

"Original Currency" has the meaning set forth in Section 12.5(1).

(107)

"Other Taxes" means all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or under any other Credit Facility Document or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or any other Credit Facility Document.

(108)

"Participant" has the meaning set forth in Section 12.7(4).

(109)

"Payment Account" means such account or accounts as may be advised by the Agent from time to time.

(110)

"Permitted Liens" means, in respect of any Person at any time, any one or more of the following:

(a)

Liens for taxes, assessments or other governmental charges not yet due or, if due, the validity of which is being contested by the Borrower in good faith and Liens for the excess of the amount of any past due taxes for which a final assessment has not been received over the amount of such taxes as estimated and paid by the Borrower;

(b)

Liens or privileges arising out of judgments or awards not giving rise to an Event of Default with respect to which the Borrower shall in good faith be prosecuting an appeal or proceedings for review;

(c)

Liens and charges (including builders', warehousemen's, carriers' and other similar Liens) incidental to construction or current operations which have not at such time been filed pursuant to any Requirement of Law against the Borrower or relate to obligations not due or delinquent or which are being contested by the Borrower in good faith;

(d)

undetermined or inchoate liens and charges incidental to the operations of the Borrower which have not been registered against the assets of the Borrower and which relate to obligations not due or delinquent;

Execution Copy

(e)

reservations, limitations, provisos and conditions expressed in any grant from the Crown, and statutory exceptions to title;

(f)

easements, rights-of-way and servitudes (including easements, rights-of-way and servitudes for sewers, drains, railways, pipelines, gas or water mains or electric light and power or telephone, cable television and telegraph conduits, poles, wires and cables) and other restrictions and minor title defects or irregularities which will not in the aggregate materially and adversely impair the use of the property concerned for the purpose for which it is held by the Borrower;

(g)

security given by the Borrower to a public utility or municipality or other Governmental Authority when required by such utility or municipality or other Governmental Authority in connection with the operations of the Borrower in the ordinary course of its business, leases of gas distribution system assets within a municipality to the municipality and Liens securing the obligations of the Borrower under leases of gas distribution system assets from a municipality, including Liens on or in respect of the leased assets and system information, related real property interests and amounts payable by customers served by the distribution system in the municipality;

(h)

the right reserved to or vested in any municipality or other Governmental Authority by the terms of any lease, licence, franchise, grant or permit acquired by the Borrower, or by any statutory provision, to terminate any such lease, licence, franchise, grant or permit or to require annual or other periodic payments as a condition of the continuance thereof;

(i)

the encumbrance resulting from the deposit of cash, letters of credit or securities in connection with any of the Liens described in paragraphs (a), (b) or (c) of this definition pending a final determination as to the existence or amount of any obligation referred to therein, or in connection with contracts, bids, tenders, leases or expropriation proceedings, or to secure workers' compensation, unemployment insurance, pension or post-retirement benefits, surety or appeal bonds, costs of litigation when required by any Requirement of Law and public and statutory obligations;

(j)

any other Liens of a nature similar to those referred to in the foregoing paragraphs (a) to (h), inclusive, of this definition which do not have and could not reasonably be expected to have a Material Adverse Effect;

(k)

Liens on property or shares of a Person at the time that such Person becomes a Subsidiary of the Borrower; provided, however, that the Lien may not extend to any other property or assets owned by any Subsidiary and such Liens are not created, incurred or assumed in connection with, or

Execution Copy

in contemplation of, or to provide credit support in connection with, such Person becoming a Subsidiary;

(l)

Liens on property or assets at the time the Borrower acquires the property or assets, including any acquisition by means of an amalgamation, merger or consolidation with or into the Borrower; provided, however, that the Lien may not extend to any other property or assets owned by the Borrower and such Liens are not created, incurred or assumed in connection with, or in contemplation of, or to provide credit support in connection with, such acquisition;

(m)

Liens constituted by Purchase Money Mortgages with a maximum aggregate principal amount of $425 million outstanding at any time;

(n)

Liens to secure any refinancing, extension, renewal or replacement as a whole, or in part, of any Indebtedness secured by any Lien referred to in the foregoing paragraphs (k), (l) and (m) of this definition;

(o)

Liens securing Purchase Money Obligations and Capital Lease Obligations in an aggregate amount at any time not to exceed $20 million;

(p)

any security interest in cash or marketable securities pledged, or a letter of credit provided, to secure obligations of the Borrower under purchase contracts for natural gas or under Hedge Instruments entered into to hedge against fluctuations in the price of natural gas or otherwise in the ordinary course of business for risk management and not for speculative purposes;

(q)

Liens encumbering property under construction arising from progress or partial payments made by a customer of the Borrower relating to such property;

(r)

any interest or title of a lessor in the property subject to any lease; and liens or rights of distress reserved in or exercisable under leases for payment of rent or other compliance with the terms of the lease; and

(s)

Liens in favour of customs and revenue authorities arising under any Requirement of Law to secure payment of customs or import duties in connection with the importation of goods.

(111)

"Permitted Merger" means a transaction otherwise prohibited by Section 8.2(2) where the following conditions are satisfied:

(a)

both immediately before and (having regard to the agreed amendments pursuant to paragraph (d)) immediately after such transaction there shall be no Default or Event of Default that has occurred and is continuing;

Execution Copy

(b)

at least one of the Rating Agencies shall have confirmed that, after giving effect to such transaction, the Rating of the successor or surviving entity's senior publicly-rated debt will be at least BBB (low) (in the case of a DBRS Rating) or Baa3 (in the case of Moody's Rating), or the Lenders, acting reasonably, are otherwise satisfied that the successor or surviving entity is no less creditworthy than the Borrower was prior to such transaction;

(c)

no such transaction shall affect the validity or enforceability of any Credit Facility Document; and

(d)

the Borrower shall (i) deliver to the Administrative Agent promptly following such transaction a certificate of a Senior Financial Officer and an opinion of counsel to the Borrower, each stating that such transaction complies herewith and each being otherwise in form and substance reasonably acceptable to the Administrative Agent, and (ii) have agreed to such amendments to the Credit Facility Documents as shall be required by the Administrative Agent, acting reasonably, in order to preserve the rights and interests of the Lenders as senior unsecured creditors.

(112)

"Person" means any natural Person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

(113)

"POA Letter of Credit" has the meaning set forth in Section 5.1.

(114)

"Prime Rate" means, at any time, the greater of:

(a)

the rate of interest per annum established and reported by CIBC from time to time as the reference rate of interest it charges to customers for Canadian Dollar loans made by it in Canada; and

(b)

the sum of:

(i)

the average one month bankers' acceptance rate as quoted on Reuters Service page CDOR as at 10:00 a.m. (Toronto time) on such day, expressed as a rate per annum; plus

(ii)

100 basis points;

as to which a certificate of the Administrative Agent, absent manifest error, shall be conclusive evidence from time to time.  With each quoted or published change in such rate aforesaid of CIBC there shall be a corresponding change in any rate of interest payable under this agreement based on the Prime Rate should such changed rate exceed that set forth in paragraph (b) of this definition, all without the necessity of any notice thereof to the Borrower or any other Person.

Execution Copy

(115)

"Prime Rate Advance" means an Advance by way of loan (including overdraft) in Canadian Dollars on which interest is calculated by reference to the Prime Rate as provided in this Agreement.

(116)

"Principal Outstanding" means, at any time, the amount equal to:

(a)

when used in a context pertaining to Accommodations made by a single Lender under the Credit Facility, the sum of:

(i)

the aggregate principal amount of all Advances and BA Equivalent Loans then outstanding made by such Lender; and

(ii)

the Face Amount of all Letters of Credit (including such Lender's Rateable Portion of Letters of Credit issued by the LC Issuer); and

(b)

when used elsewhere in this Agreement with reference to the Credit Facility as a whole, the sum of:

(i)

the aggregate principal amount of all Advances and BA Equivalent Loans then outstanding made by the Lenders; and

(ii)

the Face Amount of all Letters of Credit;

provided that, for the purposes of calculating standby fees payable under Section 2.6, the principal amount of Swingline Advances and the Face Amount of Swingline Letters of Credit shall not be considered to be Principal Outstanding.

(117)

"Purchase Money Mortgages" means debt instruments from time to time issued under a trust indenture dated December 3, 1990 entered into by the Borrower (then called BC Gas Inc.), National Trust Company as trustee and Inland Energy Corp., as heretofore or hereafter supplemented and amended.

(118)

"Purchase Money Obligation" means indebtedness under any purchase money mortgage, pledge or other purchase money Lien entered into in the ordinary course of business and secured upon property acquired by a Person, but excludes the Purchase Money Mortgages.

(119)

"Rateable Portion" means:

(a)

where used in connection with Accommodations, Advances, Letters of Credit, interest, fees or outstanding amounts, other than in respect of or including the Swingline, the proportion from time to time of the Commitment of a Lender (excluding, for the Swingline Lender, the Swingline Commitment) relative to the aggregate Commitments of all Lenders (excluding the Swingline Commitment), subject to adjustment pursuant to Section 2.1(2) and 5.3(4); and

Execution Copy

(b)

otherwise, and in particular in Section 12.1, the proportion from time to time of the Commitment of a Lender (including, for the Swingline Lender, the Swingline Commitment) relative to the aggregate Commitments of all Lenders (including the Swingline Commitment);

provided that if the Commitments have been terminated or expired or the Obligations accelerated, the Rateable Portion shall be the proportion from time to time of the Principal Outstanding to such Lender relative to the aggregate Principal Outstanding to all Lenders.

(120)

"Rating" means, with respect to a Person, the credit rating assigned by a Rating Agency to the long-term senior unsecured debt of such Person.

(121)

"Rating Agencies" means, at any time, DBRS and Moody's.

(122)

"Reference Lenders" means any two Lenders as selected by the Administrative Agent from time to time and that are acceptable to the Borrower which are banks under Schedule II of the Bank Act (Canada).

(123)

"Register" has the meaning set forth in Section 12.7(3).

(124)

"Related Parties" means, with respect to any Person, such Person's Affiliates and the directors, officers, employees, agents and advisors of such Person and of such Person's Affiliates.

(125)

"Release" includes releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, disposing or dumping.

(126)

"Repayment/Cancellation Notice" means a notice in the form of or to substantially similar effect as Schedule 3 annexed hereto, given to the Administrative Agent by the Borrower pursuant to any relevant provision of this Agreement.

(127)

"Request Period" has the meaning set forth in Section 2.1(4)(a).

(128)

"Required Notice", when used with respect to a type of Accommodation, a payment, prepayment or reduction of the Commitments hereunder, means such number of days' notice to the Administrative Agent as is set forth in Schedule 6 annexed hereto.

(129)

"Requirement of Law" means, as to any Person, the Charter Documents  of such Person, and any international, Canadian or United States federal, provincial, state or local statute, law, regulation, order, rule, by-law, proclamation, consent, decree, judgment, permit, license, code, covenant, deed restriction, common law (including the law of equity), treaty, convention, ordinance or determination of an arbitrator or a court or other competent authority, or guidelines or requirements of any Governmental Authority (whether or not having the force of law and

Execution Copy

including consent decrees as to which such Person is a party or otherwise subject, and administrative orders which affect such Person) in each case applicable to or binding upon such Person or any of the property of such Person.

(130)

"Rollover" means, in respect of an Advance by way of LIBOR Advances, the continuation thereof or any portion thereof for a succeeding Interest Period and, in respect of a Drawing, the issuance of a further Drawing on any day in a Face Amount not exceeding the Face Amount of the Drawing maturing on that day, the proceeds of which are used to pay (directly or indirectly) the maturing Drawing, all as contemplated by Section 2.11.

(131)

"S&P" means Standard & Poor's Ratings Services, a division of The McGraw Hill Companies, Inc.

(132)

"Schedule I Bank", "Schedule II Bank" or "Schedule III Bank" mean a bank under (as the case may be) Schedule I or II of the Bank Act (Canada) or an authorized foreign bank under Schedule III of the Bank Act (Canada).

(133)

"Senior Financial Officer" means the Chief Financial Officer, Vice President Finance, Controller, Treasurer or Assistant Treasurer of the Borrower.

(134)

"Senior Officer" means the President, Chairman, any Vice-President or a Senior Financial Officer of the Borrower.

(135)

"Subordinated Debt" means Indebtedness of the Borrower which:

(a)

is subordinated to the prior payment in full of the Obligations as provided in this definition;

(b)

will not be cross-defaulted or cross-accelerated by the Credit Facility;

(c)

may not be accelerated prior to the date that is the earlier of:

(i)

the date following the date on which all of the Obligations have been paid in full and the Commitments of the Lenders hereunder have been terminated; and

(ii)

six months after the Maturity Date;

(d)

may not contain covenants or events of default more onerous than those contained in this Agreement;

(e)

will provide that any amount received by the holders of such Indebtedness within three months of an Event of Default will, upon the Obligations being declared or becoming due and payable pursuant to Section 10.2(1) or (2), be paid to the Administrative Agent on behalf of the Lenders;

Execution Copy

(f)

will require that notice of default thereunder be provided to the Administrative Agent; and

(g)

will permit interest and principal on such Indebtedness to be paid or prepaid so long as no Default or Event of Default has occurred and is continuing or would occur as a result of such payment.

(136)

"Subsidiary" means, at any time with respect to a Person, any other Person, if at such time such first-mentioned Person owns, directly or indirectly, more than 50% of the capital in such other Person entitled ordinarily to vote in the election of the board of directors of, or Persons performing similar functions for, such other Person.

(137)

"Swingline" means that portion of the Credit Facility to be made available by the Swingline Lender to the Borrower as described in Section 2.1(7).

(138)

"Swingline Advance" and "Swingline Letter of Credit" have the respective meanings set forth in Section 2.1(7), and "Swingline Accommodation" means both a Swingline Advance and a Swingline Letter of Credit.

(139)

"Swingline Commitment" means C$25 million (or the Equivalent Amount in US Dollars) to the extent not permanently reduced, cancelled or terminated pursuant to this Agreement.

(140)

"Swingline Lender" means TD Bank acting in its capacity as the Lender of Swingline Advances under Section 2.1(7) or, as the case may be, any replacement Lender of Swingline Advances agreed by the Borrower, the Administrative Agent and such replacement Lender.

(141)

"Takeover Bid" has the meaning set forth in Section 2.1(2)(c).

(142)

"Target" has the meaning set forth in Section 2.1(2)(c).

(143)

"Taxes" means all present or future taxes, levies, imposts, duties, deductions, withholdings, assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

(144)

"TD Bank" means The Toronto-Dominion Bank, a Canadian chartered bank.

(145)

"Total Capitalization" means, as at any date of determination, the aggregate of the Borrower's:

(a)

common equity (including retained earnings and contributed surplus);

(b)

preferred shares;

(c)

the accumulated provision for deferred income taxes, if any;

Execution Copy

(d)

Indebtedness, including Subordinated Debt.

(146)

"Total Debt" means, as at the end of each Financial Quarter of the Borrower, the total Indebtedness of the Borrower determined on a consolidated basis, but excluding Subordinated Debt.

(147)

"Total Debt/Capitalization Ratio" means, as at the end of each Financial Quarter, the ratio of Total Debt to Total Capitalization, calculated on a consolidated basis.

(148)

"US Dollars", "United States Dollars" and "US$" each mean lawful money of the United States of America in same day immediately available funds or, if such funds are not available, the form of money of the United States of America that is customarily used in the settlement of international banking transactions on the day payment is due hereunder.

(149)

"US Dollar Advance" means an Advance denominated in US Dollars.

(150)

"Uniform Customs" means the Uniform Customs and Practice for Documentary Credits, as published by the International Chamber of Commerce and in effect from time to time.

1.2

Interpretation.

(1)

Inclusion Rules.  In this Agreement, in the computation of periods of time from a specified date to a later specified date, unless otherwise expressly stated, the word "from" means "from and including" and the words "to" and "until" each mean "to but excluding".

(2)

Ibid.  Where in this Agreement a notice must be given a number of days prior to a specified action, the day on which such notice is given shall be included and the day of the specified action shall be excluded.

(3)

Accounting Terms.  All accounting terms not specifically defined herein shall be construed in accordance with GAAP.

(4)

Incorporation of Schedules.  Schedules 1 to 9 annexed hereto shall, for all purposes hereof, form an integral part of this Agreement.

(5)

Interpretation not Affected by Headings, etc.  The division of this Agreement into Articles and Sections and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation hereof.

(6)

General Provisions as to Certificates and Opinions, etc.  Whenever the delivery of a certificate is a condition precedent to the taking of any action by the Administrative Agent or any Lender hereunder, the truth and accuracy of the facts and the diligent and good faith determination of the opinions stated in such

Execution Copy

certificate shall in each case be conditions precedent to the right of the Borrower to have such action taken, and any certificate executed by the Borrower shall be deemed to represent and warrant that the facts stated in such certificate are true, accurate and complete.

(7)

Terms Generally.  The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". The word "will" shall be construed to have the same meaning and effect as the word "shall".  Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein (including this Agreement) shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented, restated or otherwise modified (subject to any restrictions on such amendments, supplements, restatements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person's successors and permitted assigns, (c) the words "herein", "hereof" and "hereunder", and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) unless otherwise expressly stated, all references in this Agreement to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to this Agreement, (e) any reference to any law or regulation herein shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time, and (f) the words "asset" and "property" shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts, contract rights, intellectual property and leasehold interests.

ARTICLE 2
THE CREDIT FACILITY

2.1

Credit Facility.

(1)

Commitment.  Subject to the terms and conditions herein set forth:

(a)

the Credit Facility is to be made available by the Lenders to the Borrower on a revolving basis in the principal amount of up to but not exceeding C$500 million (or the Equivalent Amount in US Dollars), of which the Swingline Commitment will be made available by way of Swingline Accommodations by the Swingline Lender only;

(b)

the Credit Facility shall be available:

Execution Copy

(i)

in Canadian Dollars by way of Prime Rate Advances, Bankers' Acceptances or Letters of Credit (not to exceed the LC Limit); and

(ii)

in US Dollars by way of Base Rate Advances, LIBOR Advances or Letters of Credit (not to exceed the LC Limit);

(c)

each Lender shall make Accommodations available under the Credit Facility (other than the Swingline) based on its Rateable Portion, and Swingline Accommodations shall be made by the Swingline Lender;

(d)

in no event shall a Lender be obligated to make Accommodations available under the Credit Facility if after making such Accommodations the C$ Equivalent Principal Outstanding of that Lender's Accommodations would exceed that Lender's Commitment;

(e)

for greater certainty and notwithstanding Section 2.1(7), in no event shall the C$ Equivalent Principal Outstanding of the Swingline Lender's Accommodations under the Credit Facility (including the entire Principal Outstanding by way of Swingline Accommodations) exceed the Swingline Lender's Commitment; and

(f)

each Lender shall make Accommodations available to the Borrower through its relevant Lending Office.

(2)

Purposes.  The Credit Facility shall be used only for the following purposes:

(a)

in part to repay and cancel the Existing Bilateral Facilities;

(b)

to act as a back-up for the Borrower's commercial paper program; and

(c)

for general corporate purposes, including acquisitions and capital expenditures.

In the event that the Borrower wishes to utilize proceeds of one or more Accommodations under the Credit Facility to, or to provide funds to any Subsidiary, Affiliate or other Person to, finance an offer to acquire (which shall include an offer to purchase securities, solicitation of an offer to sell securities, an acceptance of an offer to sell securities, whether or not the offer to sell was solicited, or any combination of the foregoing) outstanding securities of any Person (the "Target") which constitutes a "takeover bid" pursuant to applicable corporate or securities legislation (in any case, a "Takeover Bid") and if the Takeover Bid is, under any Requirement of Law, such as to require the board of directors or like body of the Target to prepare a directors circular or like document that includes either a recommendation to accept or to reject the Takeover Bid or a statement that they are unable to make or are not making a recommendation, then either:

Execution Copy

(d)

prior to or concurrently with delivery to the Administrative Agent of any Accommodation Request, the proceeds of which are intended to be utilized as aforesaid, the Borrower shall provide to the Administrative Agent evidence satisfactory to the Administrative Agent (acting reasonably) that the board of directors or like body of the Target, or the holders of all of the securities of the Target, has or have approved, accepted, or recommended to security holders acceptance of, the Takeover Bid;

or:

(e)

the following steps shall be followed:

(i)

at least five Business Days prior to the delivery to the Administrative Agent of such Accommodation Request, the Borrower shall advise the Administrative Agent (who shall promptly advise each Lender) of the particulars of such Takeover Bid;

(ii)

within three Business Days of being so advised, each Lender shall notify the Administrative Agent of such Lender's determination as to whether it is willing to fund under such Accommodation Request; provided that, in the event such Lender does not so notify the Administrative Agent within such three Business Day period, such Lender shall be deemed to have notified the Administrative Agent that it is not so willing to fund; and

(iii)

the Administrative Agent shall promptly notify the Borrower of each such Lender's determination;

and in the event that any Lender (each, a "Declining Lender") has notified or is deemed to have notified the Administrative Agent that it is not willing to fund under such Accommodation Request, then such Declining Lender shall have no obligation to fund under such Accommodation Request, notwithstanding any other provision of this Agreement to the contrary; provided, however, that each other Lender (each, a "Financing Lender") which has advised the Administrative Agent it is willing to fund under such Accommodation Request shall have an obligation, up to the amount of its unused Commitment under the Credit Facility (excluding the Swingline Commitment), to fund under such Accommodation Request, and such funding shall be provided by each Financing Lender in accordance with the ratio, determined prior to the provision of such funding, that the Commitment of such Financing Lender bears to the aggregate the Commitments of all the Financing Lenders (in each case, excluding the Swingline Commitment) .

Execution Copy

If Accommodations are provided in the manner contemplated by the foregoing paragraph and there are Declining Lenders, subsequent Accommodations under the Credit Facility shall be funded firstly by Declining Lenders having unused Commitments, and subsequent repayments under the Credit Facility shall be applied firstly to Financing Lenders, in each case until such time as the proportion that the amount of each Lender's Principal Outstanding bears to the aggregate Principal Outstanding is equal to such proportion which would have been in effect but for the application of this Section 2.1(2).

For greater certainty, in no event shall a Declining Lender be obligated to purchase any participation in accordance with Section 12.1(2) to the extent that the shortfall in such Declining Lender's share of outstanding Obligations under the Credit Facility is attributable to the operation of this Section 2.1(2).

(3)

Availability Period.  Subject to the terms and conditions herein set forth, Accommodations will be made available by way of multiple draws from time to time up to the Business Day immediately preceding the Maturity Date.

(4)

Extension of Maturity.

(a)

Notice by Borrower.  The Borrower may, at its option, request (an "Extension Request") that the Maturity Date be extended from the then applicable Maturity Date for an additional 365 days (an "Extension") not less than 60 days or more than 90 days before any Anniversary Date (each a "Request Period").  The Administrative Agent will promptly after receipt thereof, provide a copy of the Extension Request to each of the Lenders.  If the Borrower fails to make an Extension Request within the Request Period, the Credit Facility will no longer be capable of being extended as herein provided until the Request Period applicable to the next Anniversary Date and, unless so extended, the Credit Facility will continue until the current Maturity Date with each Lender's Commitment remaining available during such time, subject to the terms of this Agreement.

(b)

Electing and Non-Electing Lenders.  Each Lender that has not previously become a Non-Electing Lender, may in its sole discretion, pursuant to an Extension Request, elect to extend the current Maturity Date with respect to its Commitment, subject however to such conditions and amendments respecting the Credit Facility, if any, as the Electing Lenders unanimously agree upon and are acceptable to the Borrower.  Each Lender will make its election by notice to the Administrative Agent on or before the later of (i) 30 days from the date of the Extension Request, and (ii) 15 days after the Borrower delivers to the Lenders the most recent annual audited consolidated financial statements of the Borrower in accordance with Section 8.1(10)(b) (the "Election Period").  Each Lender which grants an Extension is referred to herein as an

Execution Copy

"Electing Lender", and each Lender which elects not to grant an Extension, or fails to make such election within the Election Period, is referred to herein as a "Non-Electing Lender".

(c)

No Extension.  No Extension shall occur unless those Lenders who wish to grant an Extension pursuant to an Extension Request represent at least 66 2/3% of the aggregate Commitment of all Lenders who are not Non-Electing Lenders at the time of such Extension Request.  If no Extension occurs, the then current Maturity Date will, subject to Section 2.1(4)(e), continue for each Lender and each Lender's Commitment will remain available until the Maturity Date; provided that the Borrower may again make an Extension Request during the Request Period applicable to the next Anniversary Date in accordance with Section 2.1(4)(a).

(d)

Extension Notice.  Promptly after the expiry of the Election Period, the Administrative Agent will notify the Borrower of the decision of the Lenders with respect to its Extension Request (the "Extension Notice").  The Extension Notice will identify the Electing Lenders and Non-Electing Lenders, whether the Extension has been granted, and list the conditions or amendments, if any, respecting the Credit Facility as the Electing Lenders have unanimously agreed upon as a condition to the granting of the Extension.  The Borrower will, within 20 days of receipt of the Extension Notice from the Administrative Agent, notify the Administrative Agent as to its acceptance or rejection of the conditions or amendments, if any, stipulated by the Electing Lenders respecting the Credit Facility.  If the Borrower accepts all such conditions or amendments requested by the Electing Lenders, the Maturity Date with respect to the Electing Lenders will be deemed to have been extended for that period of time set out in the Extension Notice and subject to Section 2.1(4)(e), the Maturity Date with respect to the Non-Electing Lenders shall not be extended.  If the Borrower notifies the Administrative Agent that it does not accept such conditions or amendments or fails to notify the Administrative Agent within the time provided above for acceptance, the Maturity Date will not be extended as herein provided and will continue until the Maturity Date with each Lenders' Commitment remaining available, subject to the terms of this Agreement, until the Maturity Date; provided that the Borrower may again make an Extension Request during the Request Period applicable to the next Anniversary Date in accordance with Section 2.1(4)(a).

(e)

Replacement of Non-Electing Lender.  Notwithstanding Section 2.3, and provided that Lenders representing more than 66 2/3% of the aggregate Commitments of all Electing Lenders have elected to grant an Extension, the Borrower will be entitled to exercise one of the following  options, with respect to any Lender who has become a Non-Electing Lender, prior to the Maturity Date applicable to such Non-Electing Lender:

Execution Copy

(i)

the Borrower may repay in full the Principal Outstanding owing to such Non-Electing Lender, together with all accrued but unpaid interest and fees thereon and any breakage costs due to the early termination of any LIBOR Period, provided that a Bankers' Acceptance will not be paid prior to its maturity date, and upon such payment such Lender's Commitment will be permanently cancelled; or

(ii)

the Borrower may replace the Non-Electing Lender with one or more other financial institutions acceptable to the Agent, acting reasonably, who purchase such Lender's entire Commitment in accordance with Section 12.7.

(5)

Minimum Amounts.  Subject to the Majority Lenders in any specific instance waiving such requirement, the following minimum amounts shall apply in respect of certain Advances requested under each Accommodation Request (excluding Swingline Advances):

(a)

the aggregate of the Prime Rate Advances requested in any Advance shall be at least C$1 million and a whole multiple of C$500,000;

(b)

each Bankers' Acceptance shall be in a Face Amount of at least C$100,000 and a whole multiple thereof;

(c)

the aggregate of the Face Amount of Bankers' Acceptances requested in any Drawing shall be at least C$5 million and a whole multiple of C$1 million;

(d)

the aggregate of the Base Rate Advances requested in any Advance shall be at least US$1 million and a whole multiple of US$500,000; and

(e)

the aggregate of the LIBOR Advances requested in any Advance shall be at least US$5 million and a whole multiple of US$1 million.

(6)

Revolving Nature.  The Credit Facility is a so-called "revolving" facility and amounts may be repaid thereunder and subsequently made the subject of a further Accommodation (subject to compliance with the terms and conditions of this Agreement).

(7)

Swingline Accommodations.

(a)

In the event that the Borrower has a requirement for a Prime Rate Advance or a Base Rate Advance in same day funds in an amount up to the Swingline Commitment (or the Equivalent Amount in US Dollars) in the aggregate, the Borrower may (subject to satisfaction of applicable terms and conditions hereof) obtain such Advance (in this Section 2.1(7), a "Swingline Advance") from the Swingline Lender alone.

Execution Copy

(b)

Each Swingline Advance:

(i)

may be made on the same day's telephone request made on or before 1:00 p.m. (Toronto time) on such day in the case of Swingline Advances denominated in Canadian Dollars, and 12:00 noon (Toronto time) on such day in the case of Swingline Advances denominated in US Dollars, by the Borrower providing to the Swingline Lender the same information as would be contained in a Borrowing Notice (which shall be deemed to have been so provided); or

(ii)

shall be made by the Swingline Lender, without notice from or to the Borrower, in respect of any overdraft in any one or more of the Borrower's accounts with the Swingline Lender by deposit to such account of an amount at least equal to such overdraft.

(c)

The Swingline Lender may also, at the request of the Borrower, issue Letters of Credit under the Swingline in Canadian Dollars or US Dollars (each, a "Swingline Letter of Credit"), provided that at no time shall the C$ Equivalent Principal Outstanding with respect to the Face Amount of outstanding Swingline Letters of Credit exceed collectively C$5,000,000.  Swingline Letters of Credit shall:

(i)

have an expiration date on a Business Day which occurs no more than 365 days after the applicable date of issue, unless otherwise agreed by the Swingline Lender;

(ii)

have an expiration date prior to the earlier of (i) the then applicable Maturity Date and (ii) the earliest Maturity Date of any Non-Electing Lender that is a Non-Electing Lender at the applicable issue date; and

(iii)

otherwise be satisfactory in form and substance to the Swingline Lender.

Swingline Letters of Credit shall be governed by the Swingline Lender's customary form of letter of credit application and indemnity agreement (subject to any changes agreed upon by the Swingline Lender and the Borrower) and shall not be governed by Article 5 of this Agreement, unless and until the Swingline Letters of Credit become Fronted Letters of Credit (with the Swingline Lender as the deemed Issuing Bank in respect thereof) pursuant to Section 12.1(1)(a).  Issue and administrative fees for Swingline Letters of Credit shall be determined in a manner consistent with Sections 5.8(1) and (3) and shall be paid directly by the Borrower to the Swingline Lender.

Execution Copy

(d)

The Borrower shall ensure that the aggregate C$ Equivalent Principal Outstanding of all Swingline Accommodations does not exceed the Swingline Commitment at any time.

(e)

The Swingline Lender acknowledges that the standby fees under Section 2.6(a) will be calculated on the basis of each Lender's Commitment, excluding the Swingline Lender's Commitment with respect to the Swingline Commitment. Payment of such fees on the Swingline Lender's Commitment with respect to the Swingline Commitment will be made in a manner to be agreed between the Borrower and the Swingline Lender.

2.2

Amortization.

(1)

General.  The Principal Outstanding and all other Obligations under the Credit Facility will become due and payable in full on the Maturity Date.

(2)

Foreign Exchange Fluctuations.  If at any time the C$ Equivalent Principal Outstanding under the Credit Facility shall exceed 105% of the aggregate Commitments of the Lenders or if at any time the C$ Equivalent Principal Outstanding under the Credit Facility shall have exceeded for a 30 day period 103% of the aggregate Commitments of the Lenders, in either case solely by virtue of a change in the Equivalent Amount in Cdn. Dollars of Accommodations made in US Dollars, the Borrower shall forthwith following demand therefor by the Administrative Agent pay to the Administrative Agent such amount as is required to reduce such Principal Outstanding to such aggregate Commitments; provided that, for the purposes of the calculation of Principal Outstanding and Commitments under the foregoing provisions of this Section 2.2(2), there shall be deducted from each of Principal Outstanding and Commitments the Equivalent Amount in Canadian Dollars of such Principal Outstanding in US Dollars as shall enjoy the benefit of a Hedge Instrument which protects the Borrower against increases in the value of US Dollars as against Cdn. Dollars; provided further that, in the event that following repayment of all outstanding Prime Rate Advances and Base Rate Advances there remains an excess attributable to the outstanding principal amount under LIBOR Advances or the Face Amount of outstanding Bankers' Acceptances or Letters of Credit, such excess amount shall be paid by the Borrower to the Administrative Agent, and shall be held by the Administrative Agent (pending the expiry of subsisting Interest Periods, the maturity of Bankers' Acceptances or the termination of Letters of Credit, as the case may be) in a trust account and invested in Cash Equivalents as determined by the Administrative Agent in its discretion (provided that, in making any such determination, the Administrative Agent shall consider, acting reasonably, any request of the Borrower as to the nature of such investments) and applied against the obligations of the Borrower in respect of such LIBOR Advances, Bankers' Acceptances or Letters of Credit as they come due.

Execution Copy

2.3

Voluntary Reductions.  The Borrower shall have the right at any time and from time to time, without penalty or bonus, upon delivery of a Repayment/Cancellation Notice to the Administrative Agent on the Required Notice, to terminate the whole or reduce in part on a permanent basis the unused portion of the Commitments of the Lenders in respect of the Credit Facility other than the Swingline (among such Lenders on the basis of their Rateable Portion) or the unused portion of the Swingline Commitment; provided that each partial reduction shall be in an aggregate minimum amount of C$5 million and multiples in excess thereof of C$1 million.

2.4

Payments.

(1)

Payment Account.  The Borrower shall make each payment to be made hereunder, following delivery of (where applicable) a Repayment/Cancellation Notice and on the Required Notice, not later than 2:00 p.m. (Toronto time) in the currency of the Accommodation or other Obligation in respect of which such payment is made (be it Canadian Dollars or US Dollars) on the day (subject to Section 2.4(2)) when due, in same day funds, by deposit of such funds to the Payment Account.

(2)

Business Day.  Subject to the next following sentence, whenever any payment hereunder is due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of interest or fees, as the case may be.  If any such extension would cause any payment of interest or fees on an Accommodation to be made in the next following calendar month, such payment shall be made on the last preceding Business Day.

(3)

Application.  Unless otherwise provided herein, all amounts received by the Administrative Agent on account of the Obligations shall be applied by the Administrative Agent as follows:

(a)

first, to fulfil the Borrower's obligation to pay accrued and unpaid interest due and owing (including interest on overdue interest and on other amounts), excluding interest accruing on BA Equivalent Loans;

(b)

second, to fulfil the Borrower's obligation to pay any fees which are due and owing to the Lenders hereunder (including those fees set forth in Section 2.6), and any Increased Costs and other unpaid costs, expenses and other amounts payable to the Administrative Agent and the Lenders in connection with any of the Credit Facility Documents;

(c)

third, to fulfil the Borrower's obligation to pay interest accruing on BA Equivalent Loans and any amounts due and owing on account of Principal Outstanding under the Credit Facility (including in respect of the Face Amount of outstanding Bankers' Acceptances and Letters of Credit); and

Execution Copy

(d)

fourth, subject to any Requirement of Law, to the Borrower or as any court of competent jurisdiction may otherwise direct.

(4)

Rateable Portion.  All payments of principal, interest and fees herein set forth, unless otherwise expressly stipulated, shall be made for the account of, and distributed by the Administrative Agent to, the Lenders on the basis of their Rateable Portion, or in the case of the Swingline to the Swingline Lender.

(5)

Netting.  If on any date liquidated amounts (other than interest and fees) would be payable under this Agreement in the same currency by the Borrower to certain Lenders and by such Lenders to the Borrower, then on such date, at the election of and upon notice from the Administrative Agent stating that netting is to apply to such payments, each such party's obligations to make payment of any such amount will be automatically satisfied and discharged and, if the aggregate amount that would otherwise have been payable by the Borrower to such Lenders exceeds the aggregate amount that would otherwise have been payable by such Lenders to the Borrower or vice versa, such obligations shall be replaced by an obligation upon the Borrower or such Lenders by whom the larger aggregate amount would have been payable to pay to the other the excess of the larger aggregate amount over the smaller aggregate amount.

(6)

Payments Free of Set-off.  Except as set forth in Section 2.4(5), each payment made by the Borrower on account of the Obligations shall be made without set-off or counterclaim.

2.5

Computations.

(1)

Basis.  All computations of:

(a)

interest based on the Prime Rate and the Base Rate shall be made by the Administrative Agent on the basis of a year of 365 days or, in the case of a leap year, 366 days and the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest is payable; and

(b)

interest based on LIBOR shall be made by the Administrative Agent on the basis of a year of 360 days and the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest is payable.

Computations of fees under Sections 2.6(a), 4.6 and 5.8(1) and (2) shall be made by the Administrative Agent on the basis of a year of 365 days or, in the case of a leap year and only with respect to fees under Sections 2.6(a) and 5.8(1) and (2), 366 days and the actual number of days (including the first day but excluding the last day) occurring in the period for which such fees are payable.  Each determination by the Administrative Agent of an amount of interest, Discount

Execution Copy

Proceeds or fees payable by the Borrower hereunder shall be conclusive and binding for all purposes, absent demonstrated error.

(2)

Interest Act (Canada).  For purposes of disclosure pursuant to the Interest Act (Canada), the yearly rate of interest to which any rate of interest based on LIBOR is equivalent may be determined by multiplying the applicable rate by a fraction, the numerator of which is the number of days to the same calendar date in the next calendar year (or 365 days if the calculation is made as of February 29) and the denominator of which is 360.

2.6

Fees.  The Borrower shall pay to the Administrative Agent (or, in the circumstances contemplated by Section 2.1(7)(e), the Swingline Lender) the following fees, calculated as follows:

(a)

a standby fee (for the account of the Lenders on the basis of their Rateable Portion) payable by the Borrower in Cdn. Dollars quarterly in arrears on the third Business Day of the first month following the end of each Financial Quarter, and on the Maturity Date, calculated from the Closing Date on a daily basis on the difference between the aggregate C$ Equivalent Principal Outstanding (converted for purposes of such calculation into the Equivalent Amount in Cdn. Dollars as at the last day of such Financial Quarter) under the Credit Facility (excluding the Swingline) and the aggregate Commitments (excluding the Swingline Commitment), at the rate set forth in the definition of Applicable Margin; and

(b)

the fees agreed to with the Administrative Agent.

2.7

Interest on Overdue Amounts.  Except as otherwise provided in this Agreement, each amount owed by the Borrower to a Lender which is not paid when due (whether at stated maturity, on demand, by acceleration or otherwise) shall bear interest (both before and after maturity, default and judgment), from the date on which such amount is due until such amount is paid in full, payable on demand, at a rate per annum equal at all times to the Base Rate (in the case of amounts denominated in US Dollars) or the Prime Rate (in the case of amounts denominated in Cdn. Dollars), in each case plus the Applicable Margin plus a further two percent (2%) per annum.

2.8

Account Debit Authorization.  The Borrower authorizes and directs the Swingline Lender, in its discretion, to automatically debit, by mechanical, electronic or manual means, the bank accounts of the Borrower maintained with TD Bank (for so long as TD Bank is Swingline Lender hereunder) and designated by the Borrower in writing for all amounts due and payable under this Agreement on account of principal, interest and fees in respect of the Swingline.

Execution Copy

2.9

Administrative Agent's Discretion on Allocation.  In the event that it is not practicable to:

(a)

allocate an Accommodation based on each Lender's Rateable Portion in accordance with Section 3.2 or 4.1(2) by reason of the occurrence of circumstances described in Section 9.4; or

(b)

allocate a Drawing among the Lenders in accordance with Section 4.1(2), by reason of the need to ensure that each Bankers' Acceptance is in a Face Amount as required by Section 2.1(5)(b);

the Administrative Agent is authorized by the Borrower and each Lender to make such allocation as the Administrative Agent determines in its sole and unfettered discretion may be equitable in the circumstances, subject in all cases to Section 2.1.  All fees in respect of any such Drawing, and fees payable under Section 2.6(a), shall be adjusted, as among the Lenders, by the Administrative Agent accordingly.

2.10

Administrative Agent's Clawback.

(1)

Funding by Lenders; Presumption by Administrative Agent.  Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Advance that such Lender will not make available to the Administrative Agent such Lender's Rateable Portion of such Advance, the Administrative Agent may assume that such Lender has made such Rateable Portion available on such date in accordance with the provisions of this Agreement concerning funding by Lenders and may, in reliance upon such assumption, make available to the Borrower a corresponding amount.  In such event, if a Lender has not in fact made its Rateable Portion of the applicable Advance available to the Administrative Agent, then the applicable Lender shall pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at a rate determined by the Administrative Agent in accordance with prevailing banking industry practice on interbank compensation.  If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender's Rateable Portion of such Advance.  If the Lender does not do so forthwith, the Borrower shall pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon at the interest rate applicable to the Advance in question.  Any payment by the Borrower shall be without prejudice to any claim the Borrower may have against a Lender that has failed to make such payment to the Administrative Agent.

(2)

Payments by Borrower; Presumptions by Administrative Agent.  Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of any Lender hereunder that the Borrower will not make such payment, the

Execution Copy

Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute the amount due to the Lenders.  In such event, if the Borrower has not in fact made such payment, then each of the Lenders severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at a rate determined by the Administrative Agent in accordance with prevailing banking industry practice on interbank compensation.

2.11

Rollover and Conversion.

(1)

General.  Subject to the terms and conditions of this Agreement, the Borrower may from time to time request that any Advance or any portion thereof be rolled over or converted in accordance with the provisions hereof.

(2)

Request.  Each request by the Borrower for a Rollover or Conversion shall be made by the delivery of a duly completed and executed Accommodation Request to the Administrative Agent with the Required Notice and the provisions of Article 3 or Article 4, as applicable, shall apply to each request for a Rollover or Conversion as if such request were a request thereunder for an Advance or a Drawing (as the case may be).

(3)

Effective Date.  Each Rollover or Conversion of a LIBOR Advance or Bankers' Acceptance shall be made effective as of, in the case of a LIBOR Advance, the last day of the subsisting Interest Period and, in the case of a Bankers' Acceptance, the maturity date applicable thereto.

(4)

Failure to Elect.  If the Borrower does not deliver an Accommodation Request at or before the time required by Section 2.11(2) and:

(a)

in the case of a Bankers' Acceptance fails to give the Required Notice that it will pay to the Administrative Agent for the account of the applicable Lender the Face Amount thereof on the maturity date or if the Borrower gives such notice but fails to act in accordance with it, the Borrower shall be deemed to have requested a Conversion of the Face Amount thereof to a Prime Rate Advance and all of the provisions hereof relating to a Prime Rate Advance shall apply thereto; or

(b)

in the case of a LIBOR Advance, fails to give the Required Notice that it will pay to the Administrative Agent for the account of the applicable Lender the principal amount thereof at the end of the relevant Interest Period or if the Borrower gives such notice but fails to act in accordance with it, the Borrower shall be deemed to have requested a Rollover of such Advance to either a LIBOR Advance having an Interest Period of one month (and all of the provisions hereof applicable to LIBOR Advances

Execution Copy

shall apply thereto) (in the case of a failure to deliver an Accommodation Request and give the Required Notice) or a Base Rate Advance (in the case of a failure to act in accordance with a notice).

(5)

Continuing Obligation.  A Rollover or Conversion shall not constitute a repayment of the relevant Accommodation or a re-borrowing by the Borrower but shall result in a change in the basis of calculation of interest, discounts or fees (as the case may be) for, and/or currency of, such Accommodation.  However, where a Conversion takes place from a US Dollar Advance to a Canadian Dollar Advance, or vice versa, the same may be effected only by the Borrower repaying the entire Principal Outstanding under the existing Advance (together with all accrued and unpaid interest thereon), in the currency of such existing Advance, and receiving the proceeds of the new Advance in the currency of such new Advance.

ARTICLE 3
LOAN ADVANCES

3.1

Loan Advances.

(1)

Commitment.  Each Lender agrees (on a several basis with the other Lenders, up to the amount of such Lender's Commitment hereunder), on the terms and conditions herein set forth, from time to time on any Business Day, to make available Loan Advances under the Credit Facility prior to the cancellation or termination thereof.

(2)

Amounts.  The aggregate principal amount of each Loan Advance shall comply with Section 2.1(5).

3.2

Making the Loan Advances (except Swingline Advances).

(1)

Notice.  Each Loan Advance shall be made on the Required Notice given not later than 1:00 p.m. (Toronto time) by the Borrower to the Administrative Agent, and the Administrative Agent shall give to each Lender prompt notice thereof and of such Lender's Rateable Portion of each type of Loan Advance to be made under the Loan Advance.  Each such notice of a Loan Advance shall be given by way of an Accommodation Request or by telephone (confirmed promptly in writing), with the same information as would be contained in an Accommodation Request, including the requested date of such Loan Advance and the aggregate amount of each type of Advance comprising such Loan Advance.

(2)

Lender Funding.  Each Lender shall, before noon (Toronto time) on the date of the requested Loan Advance, deposit to the relevant Payment Account in same day funds such Lender's Rateable Portion (subject to Section 2.9(a)) of each type of Loan Advance comprising such Loan Advance (in Canadian Dollars, in the case of Prime Rate Advances, and in US Dollars, in the case of LIBOR Advances

Execution Copy

and Base Rate Advances).  Promptly upon receipt by the Administrative Agent of such funds and upon fulfilment of the applicable conditions set forth in Article 6, the Administrative Agent will make such funds available to the Borrower by debiting such account (or causing such account to be debited), and by crediting such account of the Borrower as shall be agreed with the Administrative Agent (or causing such account to be credited) with such Loan Advances.

3.3

Interest on Advances.  The Borrower shall pay interest on the unpaid principal amount of each Loan Advance at the following rates per annum:

(1)

Prime Rate Advances.  If and so long as such Loan Advance is a Prime Rate Advance, at a rate per annum equal at all times to the sum of the Prime Rate in effect from time to time plus the Applicable Margin, calculated on the daily principal amount outstanding under such Prime Rate Advance and payable in Cdn. Dollars in arrears:

(a)

monthly on the third Business Day of each month with respect to the previous calendar month (calculated as at the last day of such previous calendar month); and

(b)

when such Prime Rate Advance becomes due and payable in full.

(2)

Base Rate Advances.  If and so long as such Loan Advance is a Base Rate Advance, at a rate per annum equal at all times to the sum of the Base Rate in effect from time to time plus the Applicable Margin, calculated on the daily principal amount outstanding under such Base Rate Advance and payable in US Dollars in arrears:

(a)

monthly on the third Business Day of each month with respect to the previous calendar month (calculated as at the last day of such previous calendar month); and

(b)

when such Base Rate Advance becomes due and payable in full.

(3)

LIBOR Advances.  If and so long as such Loan Advance is a LIBOR Advance, at a rate per annum equal at all times during each Interest Period for such LIBOR Advance to the sum of LIBOR for such Interest Period plus the Applicable Margin, calculated on the daily principal amount outstanding under such LIBOR Advance and payable in US Dollars:

(a)

at the end of each Interest Period (except where such Interest Period exceeds three months in duration, in which case such interest shall be payable on the dates falling every three months following the commencement of the Interest Period and, finally, at the end of such Interest Period); and

Execution Copy

(b)

when such LIBOR Advance becomes due and payable in full or is converted to a Base Rate Advance.

ARTICLE 4
BANKERS' ACCEPTANCES

4.1

Acceptances.

(1)

Commitment.  Subject to Section 4.11, each Lender agrees (on a several basis with the other Lenders, up to the amount of such Lender's Commitment), on the terms and conditions herein set forth, from time to time on any Business Day, to accept and purchase Bankers' Acceptances under the Credit Facility prior to the cancellation or termination thereof.

(2)

Amounts.  Each Drawing shall be in an aggregate Face Amount not less than the minimum amount (or requisite multiple in excess thereof) set forth in Section 2.1(5) and shall consist of the creation by the Borrower of Bankers' Acceptances on the same day, effected or arranged by the Lenders in accordance with Section 4.4, based on each Lender's Rateable Portion (subject to Section 2.9).

4.2

Drawdown Request.

(1)

Notice.  Each Drawing shall be made on the Required Notice given not later than 1:00 p.m. (Toronto time) by the Borrower to the Administrative Agent and the Administrative Agent shall give to each Lender prompt notice thereof (including the marketing Option as set forth in Section 4.5) and of such Lender's Rateable Portion thereof.  Each such notice of a Drawing shall be given by way of an Accommodation Request or by telephone (confirmed promptly in writing) with the same information as would be contained in an Accommodation Request, including the requested Drawing Date, the Face Amounts of the Drawing and the  marketing Option as set forth in Section 4.5.

(2)

Maturity.  The Borrower shall not request in an Accommodation Request a term for Bankers' Acceptances under the Credit Facility which would end on a date subsequent to the earlier of (i) the then applicable Maturity Date and (ii) the earliest Maturity Date of any Non-Electing Lender which is a Non-Electing Lender at the date of the applicable Accommodation Request, or a date that would conflict with any repayment stipulated herein.

4.3

Form of Bankers' Acceptances.

(1)

Form.  Each Bankers' Acceptance shall:

(a)

be in a Face Amount allowing for conformance with Section 2.1(5);

(b)

be dated the Drawing Date;

Execution Copy

(c)

mature and be payable by the Borrower (in common with all other Bankers' Acceptances created in connection with such Drawing) on a Business Day which occurs one, two, three or six months after the date thereof, subject to availability and Section 4.2(2); and

(d)

be in a form satisfactory to the relevant Lender.

(2)

Grace.  Each Borrower hereby waives presentment for payment and any other defence to payment of any amounts due in respect of any Bankers' Acceptance, and hereby renounces, and shall not claim, any days of grace for the payment of any Bankers' Acceptance.

4.4

Completion of Bankers' Acceptance.  Upon receipt of the notice from the Administrative Agent pursuant to Section 4.2(1), each Lender is thereupon authorized to execute Bankers' Acceptances as the duly authorized attorney of the Borrower pursuant to Section 4.8, in accordance with the particulars provided by the Administrative Agent.

4.5

Bankers' Acceptance Marketing.  In each Accommodation Request for a Drawing, the Borrower shall elect one of the marketing options (in this Article 4, each an "Option") described in this Section 4.5.  The Borrower may elect to market Bankers' Acceptances as follows:

(1)

Option #1

(a)

On the relevant Drawing Date, the Borrower shall obtain quotations regarding the sale of the Bankers' Acceptances to be accepted by the Lenders and shall accept such of the offers as it deems appropriate, but in any event shall accept offers equal to the full amount of the Bankers' Acceptances to be accepted by the Lenders in respect of the Drawing.

(b)

The Borrower shall provide the Administrative Agent with details regarding the sale of the Bankers' Acceptances described in 4.5(1)(a) above whereupon the Administrative Agent shall promptly notify the Lenders of:

(i)

the identity of the purchasers of such Bankers' Acceptances;

(ii)

the amounts being purchased by such purchasers;

(iii)

the discount rate transacted by the Borrower and such purchasers;

(iv)

the net cash proceeds realized from the purchase and sale of such Bankers' Acceptances; and

(v)

the stamping fees applicable to such Drawing as set forth in Section 4.6;

Execution Copy

(including each Lenders' share thereof).

(2)

Option #2

(a)

On the relevant Drawing Date, the Borrower shall obtain quotations regarding the sale of the Bankers' Acceptances to be accepted by Lenders that are Schedule I Banks and shall accept such of the offers in respect of such Lenders' Bankers' Acceptances as it deems appropriate, but in any event shall accept offers equal to the full amount of the Bankers' Acceptances to be accepted by such Lenders in respect of the Drawing. The provisions of 4.5(1)(b) above (Option #1) shall apply in such circumstances, mutatis mutandis.

(b)

Each Lender that is not a Schedule I Bank shall purchase all Bankers' Acceptances accepted by it on the relevant Drawing Date at the Discount Rate.

(3)

Option #3

Each Lender shall purchase all Bankers' Acceptances accepted by it on the relevant Drawing Date at the Discount Rate.

Each Lender shall, for same day value on the Drawing Date specified by the Borrower in the applicable Accommodation Request, credit the relevant Payment Account (for the account of the Borrower) with (as applicable):

(x)

the applicable Discount Proceeds of the Bankers' Acceptances purchased by that Lender; and

(y)

the net cash proceeds realized from the purchase of such Bankers' Acceptances by a Person that is not a Lender;

in each case less the stamping fee set forth in Section 4.6.  Promptly upon receipt by the Administrative Agent of such funds and upon fulfilment of the applicable conditions set forth in Article 6, the Administrative Agent will make such funds available to the Borrower by debiting such account (or causing such account to be debited), and by crediting such account as shall be agreed with the Borrower (or causing such account to be credited) with such Discount Proceeds and net cash proceeds less such stamping fee.

Each Lender may at any time and from time to time purchase, hold, sell, rediscount or otherwise dispose of any Bankers' Acceptance and no such dealing shall prejudice or impair the Borrower's obligations under Section 4.7.

4.6

Stamping Fee.  The Borrower shall pay to the Administrative Agent in respect of each Drawing (for the account of the Lenders, on the basis of their Rateable Portion, subject to Section 2.9) a stamping fee in Cdn. Dollars.  Such stamping fee shall be payable by the Borrower in full on the Drawing Date, and shall be calculated on the Face Amount of

Execution Copy

such Bankers' Acceptances on the basis of the number of days in the term of such Bankers' Acceptances (including the Drawing Date but excluding the maturity date) at a rate per annum equal to the percentage applicable to Bankers' Acceptances in the definition of Applicable Margin.

4.7

Payment at Maturity.  The Borrower shall pay to the Administrative Agent, and there shall become due and payable, on the maturity date for each Bankers' Acceptance an amount in same day funds equal to the Face Amount of the Bankers' Acceptance.  The Borrower shall make each payment hereunder in respect of Bankers' Acceptances by deposit of the required funds to the relevant Payment Account.  Upon receipt of such payment, the Administrative Agent will promptly thereafter cause such payment to be distributed to the Lenders rateably (based on the proportion that the Face Amount of Bankers' Acceptances accepted by a Lender maturing on the relevant date bears to the Face Amount of Bankers' Acceptances accepted by all the Lenders maturing on such date).  Such payment to the Administrative Agent shall satisfy the Borrower's obligations under a Bankers' Acceptance to which it relates and the accepting institution shall thereafter be solely responsible for the payment of such Bankers' Acceptance.

4.8

Power of Attorney Respecting Bankers' Acceptances.  In order to facilitate issues of Bankers' Acceptances pursuant to this Agreement, the Borrower authorizes each Lender, and for this purpose appoints each Lender its lawful attorney (with full power of substitution), to complete, sign and endorse drafts issued in accordance with Section 4.4 on its behalf in handwritten or by facsimile or mechanical signature or otherwise and, once so completed, signed and endorsed, and following acceptance of them as Bankers' Acceptance under this Agreement, then purchase, discount or negotiate such Bankers' Acceptances in accordance with the provisions of this Article 4.  Drafts so completed, signed, endorsed and negotiated on behalf of the Borrower by any Lender shall bind the Borrower as fully and effectively as if so performed by an authorized officer of the Borrower.

4.9

Prepayments.  Except as required by Section 4.10, no payment of the Face Amount of a Bankers' Acceptance shall be made by the Borrower to a Lender prior to the maturity date thereof. Any such required payment made before the applicable maturity date shall be held by the Administrative Agent in a trust account and invested in Cash Equivalents and applied against payment of the Face Amount of such outstanding Bankers' Acceptance upon maturity.  Any such required payment made before the applicable maturity date by the Borrower to the Administrative Agent, to the extent of the amount thereof, shall satisfy the Borrower's obligations under the Bankers' Acceptance to which it relates as to a like amount.  The accepting institution shall thereafter be solely responsible for the payment of the Bankers' Acceptance and shall indemnify and hold the Borrower harmless against any liabilities, costs or expenses incurred by the Borrower as a result of any failure by such Lender to pay the Bankers' Acceptance as to such like amount in accordance with its terms.

4.10

Default.  Upon the occurrence of an Event of Default and the Administrative Agent declaring the Obligations to be due and payable pursuant to Section 10.2, and

Execution Copy

notwithstanding the date of maturity of any outstanding Bankers' Acceptances, an amount equal to the Face Amount of all outstanding Bankers' Acceptances which the Lenders are required to honour shall thereupon forthwith become due and payable by the Borrower to the Administrative Agent.

4.11

Non-Acceptance Lenders.  The parties acknowledge that a Lender (a "Non-Acceptance Lender") may not be permitted by Requirements of Law to, or may not by virtue of customary market practices, stamp or accept commercial drafts.  A Non-Acceptance Lender shall, in lieu of accepting and purchasing Bankers' Acceptances, make a BA Equivalent Loan.  The amount of each BA Equivalent Loan shall be equal to the Discount Proceeds which would be realized from a hypothetical sale of those Bankers' Acceptances which that Non-Acceptance Lender would otherwise be required to accept and purchase as part of such Drawing.  To determine the amount of those Discount Proceeds, the hypothetical sale shall be deemed to take place at the Non-Acceptance Discount Rate for that BA Equivalent Loan.  Any BA Equivalent Loan shall be made on the relevant Drawing Date, and shall remain outstanding for the term of the relevant Bankers' Acceptances.  For greater certainty, concurrently with the making of a BA Equivalent Loan, a Non-Acceptance Lender shall be entitled to deduct therefrom an amount equal to the stamping fee which that Lender would otherwise be entitled to receive pursuant to Section 4.6 as part of that BA Equivalent Loan if that BA Equivalent Loan was a Bankers' Acceptance, based on the amount of principal and interest payable on the maturity date of that BA Equivalent Loan.  On the maturity date for the Bankers' Acceptances required by the Borrower, the Borrower shall pay to each Non-Acceptance Lender the amount of such Lender's BA Equivalent Loan plus interest on the principal amount of that BA Equivalent Loan calculated at the applicable Non-Acceptance Discount Rate (in effect the date such BA Equivalent Loan was made) from the date of acceptance to but excluding the maturity date of that BA Equivalent Loan.

ARTICLE 5
LETTERS OF CREDIT

5.1

Letters of Credit Commitment.  Each Lender agrees (on a several basis with the other Lenders up to the amount of such Lender's Commitment), on the terms and conditions herein set forth, from time to time on any Business Day, to issue Letters of Credit under the Credit Facility, for the account of the Borrower prior to the cancellation or termination thereof; provided that at no time shall the C$ Equivalent Principal Outstanding with respect to the Face Amount of outstanding Letters of Credit (including Swingline Letters of Credit) exceed collectively C$100 million (the "LC Limit").

Letters of Credit shall be issued by way of, as selected by the Borrower, either:

(a)

a Letter of Credit (a "Fronted Letter of Credit") issued by the Issuing Bank on behalf of the Lenders on a "fronting" basis as contemplated by Section 5.2;

Execution Copy

(b)

a Letter of Credit issued by the Administrative Agent in accordance with Section 5.3 (a "POA Letter of Credit"); or

(c)

a Swingline Letter of Credit issued by the Swingline Lender pursuant to Section 2.1(7).

Whenever the term "LC Issuer" is used, such term shall refer to, as applicable, either the Issuing Bank with respect to a Fronted Letter of Credit or the Administrative Agent with respect to a POA Letter of Credit.  Except as provided in Sections 2.1(7)(c) and 12.1(1)(a), Swingline Letters of Credit shall not be subject to this Article 5.

5.2

Fronted Letters of Credit.  In the event that a Fronted Letter of Credit shall be issued on behalf of the Lenders by the Issuing Bank:

(a)

the Principal Outstanding in respect of such Letter of Credit shall be considered to be allocated among the Lenders on the basis of their Rateable Portion, and on the basis that each such Lender is liable to, and by entering into this Agreement agrees to, indemnify and hold harmless the Issuing Bank in relation to the Issuing Bank's liability as issuer of such Letter of Credit to the extent of the amount of such share of such liability based on each Lender's respective Rateable Portion; and

(b)

for greater certainty and without limiting the generality of Section 12.1, the Principal Outstanding among the Lenders shall be adjusted in the circumstances and in the manner contemplated by Section 12.1 in order to reflect the Issuance by the Issuing Bank on behalf of such Lenders.

5.3

POA Letters of Credit.  The provisions of this Section 5.3 shall apply to POA Letters of Credit.

(1)

Issuance on behalf of Lenders.  Each POA Letter of Credit shall be issued by the Administrative Agent on behalf of all Lenders as a single multi-Lender Letter of Credit, but the obligation of each Lender thereunder shall be several, and not joint, based upon its Rateable Portion in effect on the date of Issuance of such POA Letter of Credit, subject to any changes resulting from a change in such Rateable Portion after the date of Issuance of the POA Letter of Credit that are effected in accordance with the terms of the POA Letter of Credit, and subject to Section 5.3(4).  Each POA Letter of Credit shall include the provisions contained in, and shall be substantially in the form of, Schedule 8 annexed hereto, and shall otherwise be in a form satisfactory to the Administrative Agent.  Without the unanimous consent of the Lenders, no POA Letter of Credit shall be issued which varies the several and not joint nature of the liability of each Lender thereunder.

(2)

Administrative Agent as Agent and Attorney.  Each POA Letter of Credit shall be executed and delivered by the Administrative Agent in the name and on behalf of, and as attorney-in-fact for, each Lender party to such Letter of Credit.  The

Execution Copy

Administrative Agent shall act under each POA Letter of Credit as the agent of each Lender to:

(a)

receive documents presented by the Beneficiary under such POA Letter of Credit;

(b)

determine whether such documents are in compliance with the terms and conditions of such POA Letter of Credit; and

(c)

notify such Lender and the Borrower that a valid drawing has been made and the date that the related payment under such POA Letter of Credit is to be made; provided that the Administrative Agent (in such capacity) shall have no obligation or liability for any payment to be made under any POA Letter of Credit and each POA Letter of Credit shall expressly so provide.

(3)

Power of Attorney.  Each Lender hereby appoints and designates the Administrative Agent as its attorney-in-fact, acting through any duly authorized officer of the Administrative Agent, to execute and deliver each POA Letter of Credit to be issued by such Lender hereunder in the name and on behalf of such Lender.  Each Lender shall furnish to the Agent a power of attorney in the form of Schedule 9 annexed hereto, which may be presented as evidence of the Administrative Agent's power to act but which shall not, as between the Lender and the Administrative Agent, vary the power of the Administrative Agent as established in this Agreement.  In addition, promptly upon the request of the Administrative Agent, each Lender will furnish to the Administrative Agent such other evidence as any Beneficiary of any POA Letter of Credit may reasonably request in order to demonstrate that the Administrative Agent has the power to act as attorney-in-fact for such Lender to execute and deliver such POA Letter of Credit.  The Borrower and the Lenders agree that each POA Letter of Credit shall provide that all documents presented thereunder shall be delivered to the Administrative Agent and that all payments thereunder shall be made by the Lenders obligated thereon through the Administrative Agent.  Each Lender shall be severally liable under each POA Letter of Credit based on its Rateable Portion on the date of Issuance of such POA Letter of Credit and each POA Letter of Credit shall specify each Lender's share of the amount payable thereunder.

(4)

POA Letter of Credit Sub-Tranche.  Each Lender that is a Schedule I Bank (collectively, the "Pension LC Lenders" and each, a "Pension LC Lender") shall, if requested by the Borrower and subject to the terms hereof, issue (to the exclusion of all other Lenders who are not at such time a Schedule I Bank) a POA Letter of Credit in Canadian Dollars in an amount not to exceed C$75 million solely to secure outstanding and/or contingent pension and post-retirement benefit obligations of the Borrower (the "Pension LC").  The Pension LC shall constitute a sub-tranche of, and is not in addition to, the LC Limit.  Each Pension LC Lender shall be liable for, and will be entitled to the fees payable with respect to, such portion of the Pension LC that is equal to the proportion from time to time of the

Execution Copy

Commitment of a Pension LC Lender relative to the aggregate Commitment of all Pension LC Lenders.  Each Lender that is not a Pension LC Lender shall (i) have no liability under, and (ii) not have any rights or entitlement to receive any fees with respect to, the Pension LC.

If the Pension LC is provided in the manner contemplated in the foregoing paragraph, subsequent Accommodations under the Credit Facility shall be funded by Lenders that are not Pension LC Lenders having unused Commitments until such time as the proportion that the amount of each Lender's Principal Outstanding bears to the aggregate Principal Outstanding of all Lenders is approximately equal to such proportion which would have been in effect but for the application of this Section 5.3(4).  Absent manifest error, the determination of the Administrative Agent shall be binding on the Borrower and each of the Lenders.

(5)

Documents and Payment Demands.  The Borrower and each Lender hereby authorize the Administrative Agent to review on behalf of each Lender each document presented under each POA Letter of Credit.  The determination of the Administrative Agent as to the conformity of any documents presented under a POA Letter of Credit to the requirements of such POA Letter of Credit shall be conclusive and binding on the Borrower and each Lender; provided that the Administrative Agent acts in accordance with the standards of reasonable care specified in the Uniform Customs.  The Administrative Agent shall, within a reasonable time following its receipt thereof, examine all documents purporting to represent a demand for payment under any POA Letter of Credit.  The Administrative Agent shall promptly after such examination:

(a)

notify each of the Lenders obligated under such POA Letter of Credit and the Borrower by telephone (confirmed in writing) of such demand for payment and of each Lender's share of such payment;

(b)

deliver to each Lender and the Borrower a copy of each document purporting to represent a demand for payment under such POA Letter of Credit; and

(c)

notify each Lender and the Borrower whether the demand for payment was properly made under such POA Letter of Credit.

(6)

Drawings.  With respect to any drawing determined by the Administrative Agent to have been properly made under a POA Letter of Credit, each Lender will  make a payment under the POA Letter of Credit in accordance with its liability under the POA Letter of Credit and this Agreement.  The payment shall be made to the Payment Account or such other account as the Administrative Agent designates by notice to the Lenders.  The Administrative Agent will promptly make any such payment available to the Beneficiary of such POA Letter of Credit.  Promptly following any payment by any Lender in respect of any POA Letter of Credit, the

Execution Copy

Administrative Agent will notify the Borrower of such payment, but any failure to give or delay in giving such notice shall not relieve the Borrower of its obligation to reimburse the Lenders with respect to any such payment.  The responsibility of the Administrative Agent and the Lenders in connection with any document presented for payment under any POA Letter of Credit shall, in addition to any payment obligation expressly provided in such POA Letter of Credit, be limited to determining that the documents delivered under such Letter of Credit in connection with such presentment are in conformity with such POA Letter of Credit.  The Administrative Agent shall not be required to make any payment under a POA Letter of Credit in excess of the amount received by it from the Lenders for such payment.

(7)

Reimbursement by Borrower.  The Borrower shall pay to the Administrative Agent (for the account of the Lenders) the amount paid to a Beneficiary upon a drawing under a POA Letter of Credit (in this Section 5.3(7), the "drawn amount") on the date of such drawing.  The Administrative Agent, on behalf of the Lenders, shall be entitled to receive interest on the drawn amount at the rate applicable to Prime Rate Advances (if the drawn amount was in Canadian Dollars) or the rate applicable to Base Rate Advances (if the drawn amount was in US Dollars) for the period from and including the date the drawn amount was paid to a Beneficiary pursuant to the drawing to but excluding the date on which such payment (including interest) is made to Administrative Agent.

(8)

Notice regarding Potential Automatic Renewal.  Without limiting the other provisions of this Agreement, if a Default or an Event of Default has then occurred and is continuing, the Administrative Agent shall notify the Lenders 30 days before any applicable deadline for notifying the Beneficiary of a POA Letter of Credit that it will not be renewed, in order to avoid automatic renewal in accordance with the terms of the POA Letter of Credit.

5.4

Notice of Issuance.

(1)

Notice.  Each Issuance shall be made on the Required Notice, given in the form of an Accommodation Request not later than 1:00 p.m. (Toronto time) by the Borrower to the Administrative Agent.  The Administrative Agent shall give prompt notice to the Lenders of their Rateable Portion of such Issuance.

(2)

Other Documents. In addition, the Borrower shall execute and deliver the LC Issuer's customary form of letter of credit indemnity agreement; provided that, if there is any inconsistency between the terms of this Agreement and the terms of such customary form of indemnity agreement, the terms of this Agreement shall prevail.

5.5

Form of Letter of Credit.  Each Letter of Credit to be issued hereunder shall:

(a)

be dated the Issue Date;

Execution Copy

(b)

have an expiration date on a Business Day which occurs no more than 365 days after the Issue Date (provided that Letters of Credit may have a term in excess of 365 Days if the LC Issuer shall agree);

(c)

have an expiration date prior to the earlier of (i) the then applicable Maturity Date and (ii) the earliest Maturity Date of any Non-Electing Lender that is a Non-Electing Lender at the date of the applicable Accommodation Request; and

(d)

comply with the definition of Letter of Credit and shall otherwise be satisfactory in form and substance to the LC Issuer.

Except to the extent otherwise expressly provided herein or in another Credit Facility Document, the Uniform Customs or, as the case may be, ISP98 shall apply to and govern each Letter of Credit.

5.6

Procedure for Issuance of Letters of Credit.

(1)

Issue.  On the Issue Date, the LC Issuer will complete and issue one or more Letters of Credit in favour of the Beneficiary as specified by the Borrower in its Accommodation Request.

(2)

Time for Honour.  No Letter of Credit shall require payment against a conforming draft to be made thereunder on the same Business Day upon which such draft is presented, if such presentation is made after 11:00 a.m. (Toronto time) on such Business Day.

(3)

Text.  Prior to the Issue Date, the Borrower shall specify a precise description of the documents and the verbatim text of any certificate to be presented by the Beneficiary prior to payment under the Letter of Credit.  The LC Issuer may require changes in any such documents or certificate, acting reasonably.

(4)

Conformity.  In determining whether to pay under a Letter of Credit, the LC Issuer shall be responsible only to determine that the documents and certificates required to be delivered under such Letter of Credit have been delivered and that they comply on their face with the requirements of such Letter of Credit.

5.7

Payment of Amounts Drawn Under Letters of Credit.  In the event of any request for a drawing under any Letter of Credit, the LC Issuer may notify the Borrower (with a copy of the notice to the Administrative Agent) on or before the date on which it intends to honour such drawing.  The Borrower (whether or not such notice is given) shall reimburse the LC Issuer on demand by the LC Issuer, in the relevant currency, an amount, in same day funds, equal to the amount of such drawing.

Unless the Borrower notifies the LC Issuer and the Administrative Agent, prior to 1:00 p.m. (Toronto time) on the second Business Day following receipt by the Borrower of the notice from the LC Issuer referred to in the preceding paragraph, that the Borrower

Execution Copy

intends to reimburse the LC Issuer for the amount of such drawing with funds other than the proceeds of Advances:

(a)

the Borrower shall be deemed to have given an Accommodation Request to the Administrative Agent requesting the relevant Lenders to make a Prime Rate Advance on the third Business Day following the date on which such notice is provided by the LC Issuer to the Borrower in an amount equal to the amount of such drawing; and

(b)

subject to the terms and conditions of this Agreement (including those set forth in Article 6), the Lenders shall, on the next Business Day following the date of such drawing, make such Advance in accordance with Article 3 and the Administrative Agent shall apply the proceeds thereof to the reimbursement of the LC Issuer for the amount of such drawing.

5.8

Fees.

(1)

Issue Fee.  The Borrower shall on the fifth Business Day following the end of each Financial Quarter and on the termination of each Letter of Credit pay to the Administrative Agent in relation to each such Letter of Credit for the account of the Lenders a fee in respect of each Letter of Credit outstanding during any portion of such Financial Quarter equal to the applicable percentage under the heading "LCs" in the definition of "Applicable Margin" multiplied by an amount equal to the undrawn portion of the Face Amount of each such Letter of Credit, such fee to be payable in the currency of issue and determined for a period equal to the number of days during such Financial Quarter that each such Letter of Credit was outstanding.

(2)

Fronting Fee.  In addition to the fees in Section 5.8(1), the Borrower shall on the fifth Business Day following the end of each Financial Quarter and on the Maturity Date pay to the Administrative Agent for the account of the Issuing Bank a fronting fee in respect of each Fronted Letter of Credit issued by the Issuing Bank and outstanding during any portion of such Financial Quarter equal to 10 basis points per annum multiplied by an amount equal to the undrawn portion of the Face Amount of each such Fronted Letter of Credit, such fee to be determined for a period equal to the number of days during such Financial Quarter that each such Fronted Letter of Credit was outstanding.

(3)

Administrative Fee.  The Borrower shall pay to the LC Issuer, upon the Issuance, amendment or transfer of each Letter of Credit, the LC Issuer's standard documentary and administrative charges for issuing, amending or transferring standby or commercial letters of credit or letters of guarantee of a similar amount, term and risk.

5.9

Obligations Absolute.  The obligation of the Borrower to reimburse the LC Issuer for drawings made under any Letter of Credit shall be unconditional and irrevocable and

Execution Copy

shall be fulfilled strictly in accordance with the terms of this Agreement under all circumstances, including:

(a)

any lack of validity or enforceability of any Letter of Credit;

(b)

the existence of any claim, set-off, defence or other right which the Borrower may have at any time against a Beneficiary or any transferee of any Letter of Credit (or any Persons for whom any such transferee may be acting), the LC Issuer, any Lender or any other Person, whether in connection with this Agreement, the Credit Facility Documents, the transactions contemplated herein and therein or any unrelated transaction (including any underlying transaction between the Borrower or an Affiliate and the Beneficiary of such Letter of Credit);

(c)

any draft, demand, certificate or other document presented under any Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect;

(d)

payment by the LC Issuer under any Letter of Credit against presentation of a demand, draft or certificate or other document which does not comply with the terms of such Letter of Credit (provided that such payment does not breach the standards of reasonable care specified in the Uniform Customs or disentitle the LC Issuer to reimbursement under ISP98, in each case as stated on its face to be applicable to the respective Letter of Credit); or

(e)

the fact that a Default or an Event of Default shall have occurred and be continuing.

5.10

Indemnification; Nature of Lenders' Duties.

(1)

Indemnity.  In addition to amounts payable as elsewhere provided in this Article 5, the Borrower hereby agrees to protect, indemnify, pay and save each Lender and their respective directors, officers, employees, agents and representatives harmless from and against any and all claims, demands, liabilities, damages, losses, costs, charges and expenses (including legal fees and expenses) which the indemnitee may incur or be subject to as a consequence, direct or indirect, of:

(a)

the Issuance of any Letter of Credit, other than as a result of the breach of the standards of reasonable care specified in the Uniform Customs or where the LC Issuer would not be entitled to the foregoing indemnification under ISP98, in each case as stated on its face to be applicable to such Letter of Credit; or

(b)

the failure of the indemnitee to honour a drawing under any Letter of Credit as a result of any act or omission, whether rightful or wrongful, of

Execution Copy

any present or future de jure or de facto Governmental Authority (all such acts or omissions called in this Section 5.10, "Government Acts").

(2)

Risk.  As between the Borrower, on the one hand, and the Lenders, on the other hand, the Borrower assumes all risks of the acts and omissions of, or misuse of the Letters of Credit issued hereunder by, the respective Beneficiaries of such Letters of Credit and, without limitation of the foregoing, neither the LC Issuer nor any Lender shall be responsible for:

(a)

the form, validity, accuracy, genuineness or legal effect of any document submitted by any party in connection with the application for and Issuance of such Letters of Credit, even if it should in fact prove to be in any or all respects invalid, inaccurate, fraudulent or forged;

(b)

the invalidity or insufficiency of any instrument transferring or assigning or purporting to transfer or assign any such Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason;

(c)

errors, omissions, interruptions or delays in transmission or delivery of any messages, by fax, electronic transmission, mail, cable, telegraph, telex or otherwise, whether or not they are in cipher;

(d)

errors in interpretation of technical terms;

(e)

any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any such Letter of Credit or of the proceeds thereof;

(f)

the misapplication by the Beneficiary of any such Letter of Credit of the proceeds of any drawing under such Letter of Credit; and

(g)

any consequences arising from causes beyond the control of any Lender, including any Government Acts.

None of the above shall affect, impair or prevent the vesting of any of the Lenders' rights or powers hereunder.  No action taken or omitted by any Lender under or in connection with any Letter of Credit issued by it or the related certificates, if taken or omitted in good faith, shall put any Lender under any resulting liability to the Borrower (provided that the LC Issuer acts in accordance with the standards of reasonable care specified in the Uniform Customs and otherwise as may be required under ISP98, in each case as stated on its face to be applicable to the respective Letter of Credit).

5.11

Default, Maturity, etc.  Upon the earlier of the Maturity Date and the Administrative Agent declaring the Obligations to be due and payable pursuant to Section 10.2, and notwithstanding the expiration date of any outstanding Letters of Credit, an amount equal

Execution Copy

to the Face Amount of all outstanding Letters of Credit, and all accrued and unpaid fees owing by the Borrower in respect of the Issuance of such Letters of Credit pursuant to Section 5.8, if any, shall thereupon forthwith become due and payable by the Borrower to the Administrative Agent and, except for any amount payable in respect of unpaid fees as aforesaid, such amount shall be held in a trust account by the Administrative Agent and invested in Cash Equivalents and applied against amounts payable under such Letters of Credit in respect of any drawing thereunder.

The Borrower shall pay to the Administrative Agent the aforesaid amount in respect of both any Letter of Credit outstanding hereunder and any Letter of Credit which is the subject matter of any order, judgment, injunction or other such determination (in this Section 5.11, a "Judicial Order") restricting payment by the LC Issuer under and in accordance with such Letter of Credit or extending the LC Issuer's liability under such Letter of Credit beyond the expiration date stated therein.  Payment in respect of each such Letter of Credit shall be due in the currency in which such Letter of Credit is stated to be payable.

Subject to Section 2.4(5), the Administrative Agent shall with respect to each such Letter of Credit, upon the later of:

(a)

the date on which any final and non-appealable order, judgment or other such determination has been rendered or issued either terminating the applicable Judicial Order or permanently enjoining the LC Issuer from paying under such Letter of Credit; and

(b)

the earlier of:

(i)

the date on which either the original counterpart of the Letter of Credit is delivered to the Administrative Agent for cancellation or the LC Issuer is released by the Beneficiary from any further obligations in respect thereof; and

(ii)

the expiry (to the extent permitted by any Requirement of Law) of such Letter of Credit;

pay to the Borrower an amount equal to the difference between the amount paid to the Administrative Agent by the Borrower pursuant to this Section 5.11 and the aggregate amount paid by the LC Issuer under such Letter of Credit.

ARTICLE 6
CLOSING CONDITIONS

6.1

Closing Conditions to Initial Availability.  The Borrower shall not be entitled to an Accommodation under the Credit Facility unless the conditions precedent set forth in this Section 6.1 have been satisfied, fulfilled or otherwise met to the satisfaction of the Lenders on the Closing Date.

Execution Copy

(1)

Documents.  The Credit Facility Documents (other than Bankers' Acceptances and Letters of Credit yet to be issued) shall have been executed and delivered to the Administrative Agent, in each case in form and substance satisfactory to the Lenders, acting reasonably.

(2)

Constating Documents.  The Administrative Agent shall have received certified copies of the Charter Documents of the Borrower.

(3)

Resolutions.  The Administrative Agent shall have received certified copies of resolutions of the board of directors (or, where applicable, executive, audit or other relevant committee thereof) of the Borrower authorizing the execution and delivery of each Credit Facility Document to which it is a party.

(4)

Incumbency.  The Administrative Agent shall have received a certificate of the secretary or an assistant secretary of the Borrower certifying the names and the true signatures of the officers authorized to sign the Credit Facility Documents to which it is a party.

(5)

Good Standing.  The Administrative Agent shall have received a certificate of good standing in respect of the Borrower from the British Columbia Registrar of Companies.

(6)

BCUC Consent. The Administrative Agent shall have received a copy of the order of the BCUC authorizing the Borrower to incur Indebtedness under the Credit Agreement.

(7)

Representations and Warranties.  All of the representations and warranties of the Borrower contained herein or in any other Credit Facility Document shall be true and correct in all material respects on and as of the Closing Date as though made on and as of such date and the Administrative Agent shall have received a certificate of a Senior Officer so certifying to the Lenders.

(8)

No Default.  No Default or Event of Default shall have occurred and be continuing, and the Administrative Agent shall have received a certificate of a Senior Officer so certifying to the Lenders.

(9)

Fees.  The Administrative Agent and the Lenders shall have received payment of all fees and all reimbursable expenses then due.

(10)

Compliance.  The Administrative Agent shall have received a certificate from a Senior Officer of the Borrower demonstrating compliance with Section 8.3 as at December 31, 2005.

(11)

Ratings.  The Administrative Agent shall have received a certificate of a Senior Officer of the Borrower setting out the Borrower's current Rating or Ratings issued as of the Closing Date (and attaching the relevant rating release(s)).

Execution Copy

(12)

Opinions.  The Administrative Agent shall have received an opinion of counsel to the Borrower substantially in the form of Schedule 7 annexed hereto.

(13)

Existing Bilateral Facilities.  All commitments under the Existing Bilateral Facilities shall have been terminated or shall concurrently be terminated.

(14)

Other.  The Administrative Agent shall have received such supporting and other certificates and documentation as the Lenders may reasonably request.

6.2

General Conditions for Accommodations.  The Borrower shall not be entitled to any Accommodations (other than by Conversion or Rollover) after the Closing Date unless and until the conditions precedent set forth in this Section 6.2 have been satisfied, fulfilled or otherwise met to the satisfaction of the Lenders.

(1)

Documents.  The Credit Facility Documents (other than Bankers' Acceptances and Letters of Credit yet to be issued) shall have been executed and delivered to the Administrative Agent.

(2)

Representations and Warranties.  All of the representations and warranties contained herein or in any other Credit Facility Document shall be true and correct in all material respects on and as of such date as though made on and as of such date (unless expressly stated to be made as of the Closing Date or some other specified date) and (except in the case of Swingline Accommodations) a Senior Financial Officer shall so certify to the Lenders in the applicable Accommodation Request.

(3)

No Default.  No Default or Event of Default shall have occurred and be continuing and (except in the case of Swingline Accommodations) the Administrative Agent shall have received a certificate of a Senior Financial Officer so certifying to the Lenders.

(4)

Fees.  The Administrative Agent and the Lenders shall have received payment of all fees and all reimbursable expenses then due.

(5)

Other.  The Lenders shall have received such supporting and other certificates and documentation as the Lenders may reasonably request.

6.3

Conversions and Rollovers.  The obligation of the Lenders to make any Accommodation by Conversion or Rollover under the Credit Facility shall be subject to the condition precedent that no Default or Event of Default shall have occurred and be continuing, and (except in the case of Swingline Accommodations) a Senior Financial Officer shall so certify to the Lenders in the applicable Accommodation Request.

6.4

Deemed Representation.  Each of the giving of any Accommodation Request and the acceptance or use by the Borrower of the proceeds of any Accommodation shall be deemed to constitute a representation and warranty by the Borrower that, on the date of such Accommodation Request and on the date of any Accommodation being provided

Execution Copy

and after giving effect thereto, the applicable conditions precedent set forth in this Article 6 shall have been satisfied, fulfilled or otherwise met.

6.5

Conditions Solely for the Benefit of the Lenders.  All conditions precedent to the entitlement of the Borrower to any Accommodations hereunder are solely for the benefit of the Lenders, and no other Person shall have standing to require satisfaction or fulfilment of any condition precedent or that it be otherwise met and no other Person shall be deemed to be a beneficiary of any such condition, any and all of which may be freely waived in whole or in part by the Lenders at any time the Lenders deem it advisable to do so in their sole discretion.

6.6

No Waiver.  The making of any Accommodations without one or more of the conditions precedent set forth in this Article 6 having been satisfied, fulfilled or otherwise met shall not constitute a waiver by the Lenders of any such condition, and the Lenders reserve the right to require that each such condition be satisfied, fulfilled or otherwise met prior to the making of any subsequent Accommodations.

ARTICLE 7
REPRESENTATIONS AND WARRANTIES

The Borrower (i) represents and warrants to the Lenders as set forth in this Article 7, (ii) acknowledges that the Lenders are relying thereon in entering into this Agreement and providing Accommodations from time to time, (iii) agrees that no investigation at any time made by or on behalf of the Lenders shall diminish in any respect whatsoever their right to rely thereon, and (iv) agrees that all representations and warranties shall be valid and effective as of the date when given or deemed to have been given and to such extent shall survive the execution and delivery of this Agreement and the provision of Accommodations from time to time.

7.1

Existence.  The Borrower has been duly incorporated and is a validly existing corporation under the laws of Canada or a province of Canada and is duly licensed or qualified and authorized to do business in the Province of British Columbia and is in good standing with respect to all required corporate and similar filings.

7.2

Capacity.  The Borrower has full corporate power and capacity to enter into, and perform its obligations under, each Credit Facility Document to which it is or will be a party, and to own and operate its property and to carry on its business as now conducted.

7.3

Authority.  The execution and delivery by the Borrower of the Credit Facility Documents to which it is or will be a party and the consummation by the Borrower of the transactions contemplated hereby and thereby have been duly authorized by the directors of the Borrower.

7.4

Authorization, Governmental Approvals, etc.  Neither the nature of the Borrower or its business or property, nor any circumstance in connection with the entering into and performance of the Credit Facility Documents to which it is or will be a party, is such as to require any Governmental Approval that has not yet been obtained on the part of the

Execution Copy

Borrower in connection with the execution, delivery and performance of such Credit Facility Documents, except for any such Governmental Approvals that, if applied individually or in the aggregate, do not have and would not reasonably be expected to have a Material Adverse Effect.

7.5

Enforceability.  This Agreement has been duly executed and delivered by the Borrower and constitutes, and each other Credit Facility Document to which it is or will be a party and each other document hereby or thereby contemplated when executed by it will constitute, valid and binding obligations of the Borrower enforceable against the Borrower in accordance with their respective terms, subject to such customary qualifications as shall be set forth in the opinion of counsel to the Borrower delivered pursuant to Section 6.1(12).

7.6

No Breach.  The entering into and compliance by the Borrower with all of the provisions of the Credit Facility Documents to which it is or will be a party are legal, do not violate any provisions of any Requirement of Law and do not result in any breach of any of the provisions of, or constitute a default under, or result in the creation of any Lien on any property of the Borrower under the provisions of, any Charter Document of the Borrower or any agreement or instrument to which the Borrower is a party or by which it or its property may be bound.

7.7

Subsidiaries.  As at the Closing Date, the only Subsidiary of the Borrower, other than the Subsidiaries which are inactive and which individually have assets of less than $1 million, is Terasen Gas (Squamish) Inc., which is wholly-owned by the Borrower.

7.8

Litigation.  At the Closing Date, there are no actions, suits, claims or proceedings pending or (to its knowledge) threatened against the Borrower at law or in equity or before or by any Governmental Authority which have a reasonable likelihood of being determined adversely and which, individually or in the aggregate, if adversely determined have or would reasonably be expected to have a Material Adverse Effect.

7.9

Books and Records.  The Borrower maintains books, records and accounts in reasonable detail which accurately and fairly reflect its transactions and business affairs and permit preparation of financial statements in accordance with GAAP.

7.10

Compliance.  Except as otherwise disclosed in writing to the Lenders prior to the Closing Date, as at the Closing Date:

(a)

no Default or Event of Default has occurred and is continuing;

(b)

the Borrower is not in default with respect to any Requirement of Law to the extent that the sanctions, consequences and penalties resulting from such defaults, if applied individually or in the aggregate, have or would reasonably be expected to have a Material Adverse Effect;

Execution Copy

(c)

the Borrower:

(i)

is not in violation of, nor has any liability under, any Environmental Law applicable to the Borrower;

(ii)

is not aware of the presence, release or disposal of any hazardous substances at any of its prior or currently owned, leased or operated property;

(iii)

is not subject to any litigation, investigation, order or proceeding in connection with hazardous substances or Environmental Laws; and

(iv)

is not subject to any environmental, health or safety condition;

which, for any of the foregoing, individually or in the aggregate, has or would reasonably be expected to have a Material Adverse Effect;

(d)

the Borrower has obtained all Governmental Approvals which are necessary to carry on its business as now being conducted and each such Governmental Approval is in full force and effect, has not been surrendered, forfeited or become void or voidable, and there are no defaults under any Governmental Approval of the Borrower, to the extent that failure to obtain such Governmental Approval or the sanctions, consequences and penalties resulting from such defaults, if applied individually or in the aggregate, have or would reasonably be expected to have a Material Adverse Effect; and

(e)

the Borrower is not in default, nor is there in existence an event or condition which, with the giving of notice, the passage of time, the making of any determination or any combination of the foregoing would be a default, under any Indebtedness or any other agreement or instrument to which it is a party or by which it or its property may be bound, which defaults, if applied individually or in the aggregate, have or would reasonably be expected to have a Material Adverse Effect.

7.11

Latest Annual Financial Statements.  The audited financial statements of the Borrower as of and for the year ended December 31, 2005, copies of which have been delivered to the Administrative Agent, were prepared in accordance with GAAP as at the date of such financial statements and as at the Closing Date present fairly, as at the date of such financial statements, the financial position of the Borrower.

7.12

Future Financial Statements.  Each quarterly and annual financial statement of the Borrower delivered in connection with this Agreement after the Closing Date will have been prepared in accordance with GAAP as at the date of such financial statement (subject, in the case of quarterly statements, to the absence of notes and to year end audit

Execution Copy

adjustments) and will fairly present the financial condition of the Borrower as of and for the period ended on the date of the financial statement.

7.13

Ownership of Property.  The Borrower maintains all property (including easements, rights or way and other real property rights) necessary to carry on its business as now being conducted, except to the extent failure to hold such property, individually or in the aggregate, does not have and would not reasonably be expected to have a Material Adverse Effect.  The Borrower has good title to all real property which it purports to own in fee simple and to all personal property which it purports to own in like manner, free from all Liens except for Permitted Liens, except where the failure to have such good title, if applied individually or in the aggregate, does not have and would not reasonably be expected to have a Material Adverse Effect.

7.14

Taxes.  Except for circumstances which, individually or in the aggregate, do not have and would not reasonably be expected to have a Material Adverse Effect:

(a)

all tax returns required to be filed by the Borrower in any jurisdiction have been filed;

(b)

all Taxes, assessments, fees and other governmental charges upon the Borrower or upon any of its property, which are due and payable, have been paid on a timely basis or within appropriate extension periods or are being contested in good faith by appropriate proceedings (and in respect of which adequate provision has been made on its books);

(c)

the Borrower has collected, deducted, withheld and remitted to the proper taxing authorities when due all Taxes, workers compensation assessments, employment insurance assessments, fees and other similar amounts required to be collected, deducted, withheld and remitted; and

(d)

as at the Closing Date the Borrower does not know of any proposed additional tax assessments against it for which adequate provision has not been made on its books which have a reasonable likelihood of being adversely determined.

7.15

Material Adverse Effect.  Since December 31, 2005 and up to the Closing Date, there has been no event or condition that constitutes or would reasonably be expected to constitute a Material Adverse Effect.

7.16

Pari Passu.  The payment Obligations of the Borrower under this Agreement and each other Credit Facility Document to which it is a party rank at least pari passu in right of payment with all of its other senior unsecured and unsubordinated indebtedness, other than any such indebtedness which is preferred by mandatory provisions of Requirement of Law.

Execution Copy

7.17

Information.  All information supplied to the Lenders by the Borrower on or before the Closing Date is, with respect to factual matters, true and correct in all material respects and is, with respect to projections, forecasts and other matters being the subject of opinion, believed on reasonable grounds to be true and correct in all material respects and, to the extent based upon assumptions, such assumptions are believed to be reasonable in the circumstances.

ARTICLE 8
COVENANTS

8.1

Affirmative Covenants.  Until the Obligations are paid and satisfied in full and this Agreement has been terminated, and in addition to any other covenants herein set forth, the Borrower covenants as set forth in this Section 8.1.

(1)

Maintain Existence.  The Borrower shall maintain and preserve its corporate existence and right to carry on business.

(2)

Compliance with Laws, etc.  The Borrower shall comply with all Requirements of Law (including for greater certainty all Environmental Laws) relating to its business where failure to comply, individually or in the aggregate, has or would reasonably be expected to have a Material Adverse Effect.

(3)

Payment of Taxes and Claims.  The Borrower shall pay and discharge when due:

(a)

all taxes, assessments and governmental charges or levies imposed upon it, its income or its property ; and

(b)

all lawful claims which, if unpaid, might become a Lien upon its property;

provided that the Borrower shall not be required to pay any such Tax, assessment, charge, levy or claim, the payment of which is being contested in good faith and by proper proceedings that will stay the forfeiture or sale of any property and with respect to which adequate reserves are maintained.

(4)

Governmental Approvals.  The Borrower shall obtain (to the extent not in existence on the Closing Date) and maintain all Governmental Approvals necessary for the operation of its business as presently conducted and comply in all material respects with the covenants, terms and conditions set out in such Governmental Approvals, unless failure to so obtain or non-compliance, individually or in the aggregate, does not have and would not reasonably be expected to have a Material Adverse Effect.

(5)

Insurance.  Subject to reasonable commercial efforts having regard to market conditions, the Borrower shall maintain with reputable insurers, insurance with respect to its properties and business against such liabilities, casualties, risks and contingencies and in such amounts as are customary for companies engaged in the

Execution Copy

same or similar businesses and, at the written request of the Administrative Agent, will provide evidence thereof to the Administrative Agent.

(6)

Keeping of Books.  The Borrower shall keep at all times proper books of record and account in which full, true and correct entries shall be made of all dealings or transactions of or in relation to the business and affairs of the Borrower in accordance with GAAP.

(7)

Conduct of Business.  The Borrower shall carry on and conduct its business in accordance with sound business practices and shall maintain its material assets in reasonable repair and working order, unless non-compliance would not reasonably be expected to have a Material Adverse Effect.

(8)

Pay Obligations to Lenders.  The Borrower shall duly and punctually pay or cause to be paid to the Administrative Agent for the account of each Lender all principal, interest, stamping fees for Bankers' Acceptances, standby fees, Letter of Credit fees and other fees and amounts payable by it hereunder on the dates, at the places and in the moneys and manner set forth herein.

(9)

Use of Proceeds.  It will use the proceeds of all Accommodations made available to it only for the purposes set forth in Section 2.1(2).

(10)

Financial and Other Reporting.  The Borrower will deliver to the Administrative Agent the following:

(a)

no later than 60 days after the end of each of the first three Financial Quarters, consolidated financial statements for that Financial Quarter on an unaudited basis;

(b)

no later than 90 days after the end of each Financial Year, financial statements for that Financial Year on an audited basis;

(c)

with each of the financial statements in (a) and (b) above, a Compliance Certificate signed by a Senior Financial Officer; and

(d)

such other information as the Administrative Agent shall from time to time reasonably request.

(11)

Notice of Certain Events.  The Borrower will notify the Administrative Agent in writing of the following:

(a)

as soon as practicable upon the occurrence thereof, any Default or Event of Default;

(b)

promptly, any decision (for whatever reason) by a Rating Agency to cease providing a Rating, any change in a Rating by either Rating Agency, or any new such Rating;

Execution Copy

(c)

as soon as practicable after the Borrower obtains knowledge thereof, notice of any action, suit, claim or proceeding pending or (to its knowledge) threatened against the Borrower at law or in equity or before or by any Governmental Authority which has a reasonable likelihood of being determined adversely and which, if adversely determined, would reasonably be expected to have a Material Adverse Effect; and

(d)

as soon as practicable after the Borrower obtains knowledge thereof, notice of any ruling from the BCUC which has or would reasonably be expected to have a Material Adverse Effect.

(12)

Further Assurances.  It will at its cost and expense, upon request of the Administrative Agent, duly execute and deliver, or cause to be duly executed and delivered, to the Administrative Agent such further instruments and do and cause to be done such further acts as may be necessary or proper in the reasonable opinion of the Administrative Agent to carry out more effectually the provisions and purposes of this Agreement and the other Credit Facility Documents.

8.2

Negative Covenants.  Until the Obligations are paid and satisfied in full and this Agreement has been terminated, and in addition to any other covenants herein set forth, the Borrower covenants and agrees that it will not take any of the actions set forth in this Section 8.2 or permit or suffer same to occur without the prior written consent of the Majority Lenders pursuant to Section 12.2.

(1)

Liens.  The Borrower will not create, incur,  assume or otherwise become liable for or permit to exist any Lien on any of its property, other than Permitted Liens.

(2)

Merger, etc.  Except for Permitted Mergers, the Borrower will not merge, consolidate or amalgamate with or into, or sell, convey, transfer, lease or otherwise dispose of (in one transaction or a series of transactions and other than by way of Permitted Liens) all or substantially all of its assets to, any other Person.

(3)

Business.  The Borrower will not change the nature of its principal business from that of the ownership and operation of a regulated natural gas distribution and transmission utility and regulated and unregulated business activities related thereto.

(4)

Dispositions.  Except for sales in the normal course of business, the Borrower shall not dispose of any property except to an arm's length purchaser at fair market value, or to a non-arm's length purchaser on terms no less favourable to the Borrower than would be the case in an arm's length transaction, and in any event shall not dispose of any property where such disposition constitutes or would reasonably be expected to constitute a Material Adverse Effect.

Execution Copy

(5)

Distributions.  The Borrower shall not take any of the following actions (each, a "Distribution"):

(a)

pay any dividends on its outstanding shares (except for stock dividends);

(b)

redeem or otherwise reduce its share capital; or

(c)

make any payments of interest or principal on account of Subordinated Debt;

unless no Default or Event of Default has occurred and is continuing or would occur as a result of such Distribution.

8.3

Financial Covenants.  As at the end of each Financial Quarter the Total Debt/Capitalization Ratio shall not exceed 0.75 to 1.00.

8.4

Administrative Agent May Perform Covenants.  If the Borrower shall fail to perform or observe any covenant on its part contained herein or in any other Credit Facility Document, the Administrative Agent may, in its sole discretion acting reasonably, and shall upon the instructions of the Majority Lenders, in either case subject to it having been indemnified to its satisfaction, perform (or cause to be performed), any of the said covenants capable of being performed by the Administrative Agent and, if any such covenant requires the payment or expenditure of money, the Administrative Agent may make such payment or expenditures with its own funds or with money borrowed for that purpose (but the Administrative Agent shall be under no obligation to do so); provided that the Administrative Agent shall first have provided written notice of its intention to the Borrower and a reasonable opportunity (not to exceed 20 days, or such longer period as the Lenders shall approve) to cure the failure.  All amounts paid by the Administrative Agent pursuant to this Section 8.4 shall be repaid by the Borrower to the Administrative Agent on demand therefor, and shall form part of the Obligations.  No payment or performance under this Section 8.4 shall relieve the Borrower from any Event of Default.

ARTICLE 9
CHANGES IN CIRCUMSTANCES

9.1

Yield Protection

(1)

Increased Costs Generally.  If any Change in Law shall:

(a)

impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender;

(b)

subject any Lender to any Tax of any kind whatsoever with respect to this Agreement, any Letter of Credit, any participation in a Letter of Credit or any Advance made by it, or change the basis of taxation of payments to

Execution Copy

such Lender in respect thereof, except for Indemnified Taxes or Other Taxes covered by Section 9.2 and the imposition, or any change in the rate, of any Excluded Tax payable by such Lender; or

(c)

impose on any Lender or any applicable interbank market any other condition, cost or expense affecting this Agreement or Advance made by such Lender or any Letter of Credit or participation therein;

and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Advance (or of maintaining its obligation to make any such Advance), or to increase the cost to such Lender or the LC Issuer of participating in, issuing or maintaining any Letter of Credit (or of maintaining its obligation to participate in or to issue any Letter of Credit), or to reduce the amount of any sum received or receivable by such Lender or the LC Issuer hereunder (whether of principal, interest or any other amount), then upon request of such Lender the Borrower will pay to such Lender such additional amount or amounts as will compensate such Lender for such additional costs incurred or reduction suffered.

(2)

Capital Requirements.  If any Lender determines that any Change in Law affecting such Lender or any lending office of such Lender or such Lender's holding company, if any, regarding capital requirements has or would have the effect of reducing the rate of return on such Lender's capital or on the capital of such Lender's holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Advance made by, or the Letters of Credit issued or participated in by such Lender or the LC Issuer, to a level below that which such Lender or the LC Issuer or its holding company could have achieved but for such Change in Law (taking into consideration such Lender's policies and the policies of its holding company with respect to capital adequacy), then from time to time the Borrower will pay to such Lender or the LC Issuer such additional amount or amounts as will compensate such Lender or its holding company or the LC Issuer for any such reduction suffered.

(3)

Certificates for Reimbursement.  A certificate of a Lender setting forth the amount or amounts necessary to compensate such Lender or its holding company, as the case may be, as specified in Section 9.1(1) or 9.1(2), including reasonable detail of the basis of calculation of the amount or amounts, and delivered to the Borrower shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

(4)

Delay in Requests.  Failure or delay on the part of any Lender to demand compensation pursuant to this Section shall not constitute a waiver of such Lender's right to demand such compensation, except that the Borrower shall not be required to compensate a Lender pursuant to this Section for any increased costs incurred or reductions suffered more than nine months prior to the date that

Execution Copy

such Lender notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender's intention to claim compensation therefore, unless the Change in Law giving rise to such increased costs or reductions is retroactive, in which case the nine-month period referred to above shall be extended to include the period of retroactive effect thereof.

9.2

Taxes.

(1)

Payments Subject to Taxes.  If the Borrower, the Administrative Agent, or any Lender is required by any Requirement of Law to deduct or pay any Indemnified Taxes (including any Other Taxes) in respect of any payment by or on account of any Obligation of the Borrower hereunder or under any other Credit Facility Document, then (i) the sum payable shall be increased by the Borrower when payable as necessary so that after making or allowing for all required deductions and payments (including deductions and payments applicable to additional sums payable under this Section) the Administrative Agent or Lender, as the case may be, receives an amount equal to the sum it would have received had no such deductions or payments been required, (ii) the Borrower shall make any such deductions required to be made by it under any Requirement of Law and (iii) the Borrower shall timely pay the full amount required to be deducted to the relevant Governmental Authority in accordance with any Requirement of Law.

(2)

Payment of Other Taxes by the Borrower.  Without limiting the provisions of Section 9.2(1) above, the Borrower shall timely pay any Other Taxes to the relevant Governmental Authority in accordance with any Requirement of Law.

(3)

Indemnification by the Borrower.  The Borrower shall indemnify the Administrative Agent and each Lender, within 10 days after demand therefor, for the full amount of any Indemnified Taxes or Other Taxes (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) paid by the Administrative Agent or such Lender and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

(4)

Evidence of Payments.  As soon as practicable after any payment of Indemnified Taxes or Other Taxes by the Borrower to a Governmental Authority, the Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

Execution Copy

(5)

Status of Lenders.  Any Foreign Lender that is entitled to an exemption from or reduction of withholding tax under the Requirements of Law of the jurisdiction in which the Borrower is resident for tax purposes, or any treaty to which such jurisdiction is a party, with respect to payments hereunder or under any other Credit Facility Document shall, at the request of the Borrower, deliver to the Borrower (with a copy to the Administrative Agent), at the time or times prescribed by any Requirement of Law or reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation prescribed by any Requirement of Law as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, (a) any Lender, if requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by any Requirement of Law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to withholding or information reporting requirements, and (b) any Lender that ceases to be, or to be deemed to be, resident in Canada for purposes of Part XIII of the Income Tax Act (Canada) or any successor provision thereto shall within five days thereof notify the Borrower and the Administrative Agent in writing.

(6)

Treatment of Certain Refunds and Tax Reductions.  If the Administrative Agent or a Lender determines, in its sole discretion, that it has received a refund of any Taxes or Other Taxes as to which it has been indemnified by the Borrower or with respect to which the Borrower has paid additional amounts pursuant to this Section or that, because of the payment of such Taxes or Other Taxes, it has benefited from a reduction in Excluded Taxes otherwise payable by it, it shall pay to the Borrower an amount equal to such refund or reduction (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrower under this Section with respect to the Taxes or Other Taxes giving rise to such refund or reduction), net of all out-of-pocket expenses of the Administrative Agent or such Lender, as the case may be, and without interest (other than any net after-Tax interest paid by the relevant Governmental Authority with respect to such refund).  The Borrower, upon the request of the Administrative Agent or such Lender, agrees to repay the amount paid over to the Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent or such Lender if the Administrative Agent or such Lender is required to repay such refund or reduction to such Governmental Authority.  This paragraph shall not be construed to require the Administrative Agent or any Lender to make available its tax returns (or any other information relating to its Taxes that it deems confidential) to the Borrower or any other Person, to arrange its affairs in any particular manner or to claim any available refund or reduction.

(7)

For greater certainty, the Borrower shall not be required under Section 9.2(1) or 9.2(3) hereof to indemnify or pay any amount to any Lender in respect of non-

Execution Copy

resident withholding taxes under Part XIII of the Income Tax Act (Canada) or any successor provision ("Part XIII Tax"), whether required to be deducted by the Borrower or paid by the Lender, unless and until an Event of Default has occurred and is continuing.  The Borrower shall be entitled to assume that each Lender is a resident of Canada or a deemed resident of Canada for income and withholding tax purposes and accordingly assume that Part XIII Tax is not required to be withheld by the Borrower or paid by the Lender, unless the relevant Lender has provided written notice to the Borrower stating that payments to such Lender are subject to Part XIII Tax.

9.3

Mitigation Obligations: Replacement of Lenders.

(1)

Designation of a Different Lending Office.  If any Lender requests compensation under Section 9.1, or requires the Borrower to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 9.2, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Advances hereunder or to assign its rights and obligations hereunder to another of its offices, branches or Affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 9.1 or 9.2, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

(2)

Replacement or Repayment of Lenders.  If (i) any Lender requests compensation under Section 9.1, (ii) the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 9.2, (iii) any Lender's obligations are suspended pursuant to Section 9.4, or (iv) any Lender defaults in its obligation to fund Advances hereunder (in any of the foregoing circumstances, the relevant Lender being herein called an "Affected Lender"), then

(a)

the Borrower may, at its sole expense and effort, upon 10 days' notice to such Affected Lender and the Administrative Agent, require such Affected Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 12.7), all of its interests, rights and obligations under this Agreement and the related Credit Facility Documents to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment), provided that:

(i)

the Borrower pays the Administrative Agent the assignment fee specified in Section 12.7(2)(g);

Execution Copy

(ii)

the assigning Affected Lender receives payment of an amount equal to the Principal Outstanding of its Advances and participations in disbursements under Letters of Credit, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Credit Facility Documents (including any breakage costs and amounts required to be paid under this Agreement as a result of prepayment to a Lender) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts);

(iii)

in the case of any such assignment resulting from a claim for compensation under Section 9.1 or payments required to be made pursuant to Section 9.2, such assignment will result in a reduction in such compensation or payments thereafter; and

(iv)

such assignment does not conflict with any Requirement of Law;

provided that an Affected Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Affected Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply; or

(b)

the Borrower shall have the right to cancel without premium or penalty all, but not part, of the Commitment of the Affected Lender provided that no Default or Event of Default has occurred.  Such right may only be exercised by the Borrower delivering a Repayment/Cancellation Notice to the Administrative Agent advising of such cancellation and specifying the effective date of cancellation, which must be no less than three Business Days after and no later than 30 days after the Borrower has been notified that the relevant Lender has become an Affected Lender.  The Borrower shall permanently prepay the Affected Lender's Rateable Portion of all outstanding Accommodations on the effective date of such cancellation, the Affected Lender's Commitment shall be reduced to zero and the Affected Lender shall be released from its obligation to make further Accommodations under this Agreement.

9.4

Illegality.  If any Lender determines that any Requirement of Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable Lending Office to make or maintain any Advance (or to maintain its obligation to make any Advance), or to participate in, issue or maintain any Letter of Credit (or to maintain its obligation to participate in or to issue any Letter of Credit), or to determine or charge interest rates based upon any particular rate, then, on notice thereof by such Lender to the Borrower through the Administrative Agent, any obligation of such Lender with respect to the activity that is unlawful shall be suspended until such Lender notifies the Administrative Agent and the Borrower that the circumstances giving rise to such

Execution Copy

determination no longer exist.  Upon receipt of such notice, the Borrower shall, upon demand from such Lender (with a copy to the Administrative Agent), prepay or, if conversion would avoid the activity that is unlawful, convert any Advance, or take any necessary steps with respect to any Letter of Credit in order to avoid the activity that is unlawful.  Upon any such prepayment or conversion, the Borrower shall also pay accrued interest on the amount so prepaid or converted.  Each Lender agrees to designate a different Lending Office if such designation will avoid the need for such notice and will not, in the good faith judgment of such Lender, otherwise be materially disadvantageous to such Lender.

9.5

Inability to Determine Rates Etc.  If the Majority Lenders determine that for any reason a market for bankers' acceptances does not exist at any time or the Lenders cannot for other reasons, after reasonable efforts, readily sell bankers' acceptances or perform their other obligations under this Agreement with respect to bankers' acceptances, the Administrative Agent will promptly so notify the Borrower and each Lender.  Thereafter, the Borrower's right to request the acceptance of bankers' acceptances shall be and remain suspended until the Majority Lenders determine and the Agent notifies the Borrower and each Lender that the condition causing such determination no longer exists.  If the Majority Lenders determine that for any reason adequate and reasonable means do not exist for determining LIBOR for any requested Interest Period with respect to a proposed LIBOR Advance, or that LIBOR for any requested Interest Period with respect to a proposed LIBOR Advance does not adequately and fairly reflect the cost to such Lenders of funding such Advance, the Administrative Agent will promptly so notify the Borrower and each Lender.  Thereafter, the obligation of the Lenders to make or maintain LIBOR Advances shall be suspended until the Administrative Agent (upon the instruction of the Majority Lenders) revokes such notice.  Upon receipt of such notice, the Borrower may revoke any pending request for a borrowing, conversion or continuation of LIBOR Advances or, failing that, will be deemed to have converted such request into a request for a borrowing of Base Rate Loans in the amount specified therein.

9.6

Indemnification re Matching Funds.  The Borrower shall promptly pay to each Lender any amounts required to compensate such Lender for any breakage or similar cost, loss, cost of redeploying funds or other cost or expense suffered or incurred by such Lender  as a result of:

(a)

any payment being made by the Borrower in respect of a LIBOR Advance or a Bankers' Acceptance (due to acceleration hereunder or a mandatory repayment or prepayment of principal or for any other reason) on a day other than the last day of an Interest Period or the maturity date applicable thereto; provided that, where the event giving rise to such payment is a mandatory repayment or prepayment, the Borrower may at its option instead deposit the amount of the repayment or prepayment to a trust account pending expiry of the existing Interest Period or (as the case may be) maturity of outstanding Bankers Acceptances, and the monies in such trust account shall be invested in Cash Equivalents and applied by the

Execution Copy

Administrative Agent to the required repayment or prepayment on the expiry of such Interest Period or maturity of such Bankers Acceptance;

(b)

the Borrower's failure to give Notice in the manner and at the times required hereunder; or

(c)

the failure of the Borrower to fulfil or honour, before the date specified for any Accommodation, the applicable conditions set forth in Article 6 or to accept an Accommodation after delivery of an Accommodation Request in the manner and at the time specified in such Accommodation Request.

A certificate of such Lender submitted to the Borrower (with a copy to the Administrative Agent) as to the amount necessary to so compensate such Lender shall be conclusive evidence, absent demonstrated error, of the amount due from the Borrower to such Lender.

ARTICLE 10
EVENTS OF DEFAULT

10.1

Events of Default.  Each of the events set forth in this Section 10.1 shall constitute an "Event of Default".

(1)

Payment.  The Borrower shall fail:

(a)

to pay the principal amount of any Advance or BA Equivalent Loan when the same becomes due and payable;

(b)

to reimburse any Lender in respect of any Bankers' Acceptance or Letter of Credit, or pay the Face Amount thereof, when required hereunder; or

(c)

to pay any interest or fees or other amount not described in (a) or (b) hereunder when the same becomes due and payable;

and, in the case of (a) or (b), such failure shall remain unremedied for a period of one Business Day after notice from the Administrative Agent to the Borrower or, in the case of (c), such failure shall remain unremedied for a period of three Business Days after notice from the Administrative Agent to the Borrower.

(2)

Representations and Warranties Incorrect.  Any of the representations or warranties made or deemed to have been made by the Borrower in any Credit Facility Document, shall prove to be or have been incorrect in any material respect when made or deemed to have been made, and the Borrower fails to cure such incorrect representation or warranty within 30 days of receiving notice from the Administrative Agent in connection therewith.

(3)

Failure to Observe Certain Covenants.  The Borrower shall fail to observe or comply with Section 8.3 or 8.2(2), Section 8.2(4) or 8.2(5).

Execution Copy

(4)

Failure to Perform Other Covenants.  The Borrower shall fail to perform or observe any covenant contained in any Credit Facility Document on its part to be performed or observed or otherwise applicable to it, other than the covenants described in Section 10.1(3) above; provided that, if such failure is capable of being remedied, no Event of Default shall have occurred as a result thereof unless and until such failure shall have remained unremedied for 30 days after the earlier of (i) written notice thereof given to the Borrower by the Administrative Agent, and (ii) such time as the Borrower is aware of same.

(5)

Indebtedness.  The Borrower fails to pay the principal of any Indebtedness (excluding the obligations under the Credit Facility) which is outstanding in an aggregate principal amount exceeding $25 million (or the Equivalent Amount in any other currency) when such amount becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) beyond any applicable grace period.

(6)

Judgment.  Any judgment or order for the payment of money in excess of $25,000,000 (or the Equivalent Amount in any other currency) is rendered against the Borrower and remains unsatisfied or unstayed for more than 30 days.

(7)

Bankruptcy, etc.  The Borrower does not pay its debts generally as they become due or admits its inability to pay its debts generally as they become due or makes a general assignment for the benefit of creditors or commits any other act of bankruptcy (within the meaning of the Bankruptcy and Insolvency Act (Canada) or equivalent or analogous law of any foreign jurisdiction) or any proceedings are instituted by or against the Borrower seeking to adjudicate it a bankrupt or declare it insolvent or seeking administration, liquidation, winding-up, reorganization, compromise, arrangement, adjustment, protection, relief or composition of it or with respect to its debts, whether by voluntary arrangement, scheme of arrangement or otherwise, under any Requirement of Law relating to bankruptcy, insolvency or reorganization or relief with respect to debtors or other similar matters, or seeking the appointment of a receiver, manager, administrator, administrative receiver, receiver and manager, trustee, custodian or other similar official for it or for any substantial part of its property, or the Borrower takes corporate action to authorize any of the actions set forth in this Section 10.1(7) (excluding proceedings against the Borrower being contested by the Borrower in good faith by appropriate proceedings so long as enforcement sought in such proceedings remains stayed, none of the relief sought is granted (either on an interim or permanent basis), and such proceedings are dismissed, stayed or withdrawn within 30 Business Days of the Borrower receiving notice of the institution thereof).

(8)

Execution.  Any one or more Persons shall take possession of any property of the Borrower or any one or more seizures, executions, garnishments, sequestrations, distresses, attachments or other equivalent processes are issued or levied against any property of the Borrower, which individually or in the aggregate have or

Execution Copy

would reasonably be expected to have a Material Adverse Effect and such property is not released within 30 days or such shorter period as would permit such property to be sold, foreclosed upon or forfeited thereunder.

(9)

Carry on Business.  The Borrower shall cease or threaten to cease to carry on its business or shall dispose or threaten to dispose of all or substantially all of its assets whether by one transaction or a series of transactions, except as permitted hereunder.

(10)

Credit Facility Documents.  Any Credit Facility Document shall (except in accordance with its terms), in whole or in material part, terminate, cease to be effective or cease to be the legally valid, binding and enforceable obligation of the Borrower, or the Borrower shall, directly or indirectly, contest in any manner such effectiveness, validity, binding nature or enforceability.

10.2

Effect.

(1)

General.  Upon the occurrence and continuance of an Event of Default, except as provided in Section 10.2(2), the Administrative Agent:

(a)

shall, at the request of the Majority Lenders, by notice to the Borrower cancel all obligations of the Lenders in respect of the Commitments (whereupon no further Accommodations may be made and any Accommodation Request given with respect to an Accommodation occurring on or after the date of such notice or request shall cease to have effect); and

(b)

shall, at the request of the Majority Lenders, by notice to the Borrower declare the Obligations to be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrower.

(2)

Specific Defaults.  If any Event of Default specified in Section 10.1(7) shall occur with respect to the Borrower, then all obligations of the Lenders in respect of the Commitments shall be automatically cancelled and the Obligations shall be forthwith due and payable, all as if the request and notice specified in each of Sections 10.2(1)(a) and 10.2(1)(b) had been received and given by the Administrative Agent.

(3)

Enforcement.  Upon the occurrence of an Event of Default and acceleration of the Obligations, the Administrative Agent may, and shall at the request of the Majority Lenders, commence such legal action or proceedings as it may deem expedient, all without any additional notice, presentation, demand, protest, notice of dishonour, or any other action, notice of all of which the Borrower hereby expressly waives to the extent permitted by Requirements of Law.  The rights and remedies of the Administrative Agent and the Lenders hereunder and under the

Execution Copy

other Credit Facility Documents are cumulative and are in addition to and not in substitution for any other rights or remedies provided by Requirements of Law; provided that nothing herein contained shall permit any Lender to take any steps which, pursuant to this agreement, may only be undertaken by or with the consent of all Lenders or the Majority Lenders.

10.3

Right of Set-Off.  If an Event of Default has occurred and is continuing, each of the Lenders and each of their respective Affiliates is hereby authorized at any time and from time to time to set-off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Lender or any such Affiliate to or for the credit or the account of the Borrower against any and all of the Obligations of the Borrower now or hereafter existing under this Agreement or any other Credit Facility Document to such Lender, irrespective of whether or not such Lender has made any demand under this Agreement or any other Credit Facility Document and although such obligations of the Borrower may be contingent or unmatured or are owed to a branch or office of such Lender different from the branch or office holding such deposit or obligated on such indebtedness. The rights of each of the Lenders and their respective Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff, consolidation of accounts and bankers' lien) that the Lenders or their respective Affiliates may have.  Each Lender agrees to promptly notify the Borrower and the Administrative Agent after any such setoff and application, but the failure to give such notice shall not affect the validity of such setoff and application.  If any Affiliate of a Lender exercises any rights under this Section 10.3, it shall share the benefit received in accordance with Section 12.1(2) as if the benefit had been received by the Lender of which it is an Affiliate.

10.4

Currency Conversion After Acceleration.  At any time following the occurrence of an Event of Default and the acceleration of the Obligations, each Lender shall be entitled to convert, with two Business Days' prior notice to the Borrower, its unpaid and outstanding US Dollar Advances, or any of them, to Prime Rate Advances.  Any such conversion shall be calculated so that the resulting Prime Rate Advances shall be the Equivalent Amount in Cdn. Dollars on the date of conversion of the amount of US Dollars so converted.  Any accrued and unpaid interest denominated in US Dollars at the time of any such conversion shall be similarly converted to Cdn. Dollars, and such Prime Rate Advances and accrued and unpaid interest thereon shall thereafter bear interest in accordance with Article 3.

ARTICLE 11
THE ADMINISTRATIVE AGENT AND THE LENDERS

11.1

Appointment and Authority.  Each of the Lenders and the LC Issuer hereby irrevocably appoints the Administrative Agent to act on its behalf as the Administrative Agent hereunder and under the other Credit Facility Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with

Execution Copy

such actions and powers as are reasonably incidental thereto.  The provisions of this Article are solely for the benefit of the Administrative Agent, the Lenders and the LC Issuer, and the Borrower shall have no rights as a third party beneficiary of any of such provisions.

11.2

Rights as a Lender.  The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent and the term "Lender" or "Lenders" shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity.  Such Person and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Borrower or any Affiliate thereof as if such Person were not the Administrative Agent and without any duty to account to the Lenders.

11.3

Exculpatory Provisions.

(1)

The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Credit Facility Documents.  Without limiting the generality of the foregoing, the Administrative Agent:

(a)

shall not be subject to any fiduciary or other implied duties, regardless of whether a Default or Event of Default has occurred and is continuing;

(b)

shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Credit Facility Documents that the Administrative Agent is required to exercise as directed in writing by the Majority Lenders (or such other number or percentage of the Lenders as shall be expressly provided for in the Credit Facility Documents), but the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Credit Facility Document or any Requirement of Law; and

(c)

shall not, except as expressly set forth herein and in the other Credit Facility Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Affiliates that is communicated to or obtained by the Person serving as the Administrative Agent or any of its Affiliates in any capacity.

(2)

The Administrative Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Majority Lenders (or such other number or percentage of the Lenders as is necessary, or as the Administrative Agent believes in good faith is necessary, under the provisions of the Credit Facility Documents) or (ii) in the absence of its own gross negligence or wilful

Execution Copy

misconduct. The Administrative Agent shall be deemed not to have knowledge of any Default or Event of Default unless and until notice describing the Default or Event of Default is given to the Administrative Agent by the Borrower or a Lender.

(3)

Except as otherwise expressly specified in this Agreement, the Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Credit Facility Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default or Event of Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Credit Facility Document or any other agreement, instrument or document or (v) the satisfaction of any condition specified in this Agreement, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

11.4

Reliance by Administrative Agent.  The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of an Advance, or the Issuance of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or the LC Issuer, the Administrative Agent may presume that such condition is satisfactory to such Lender or the LC Issuer unless the Administrative Agent shall have received notice to the contrary from such Lender or the LC Issuer prior to the making of such Advance or the Issuance of such Letter of Credit. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

11.5

Indemnification of Administrative Agent.  Each Lender agrees to indemnify the Administrative Agent and hold it harmless (to the extent not reimbursed by the Borrower), according to its Rateable Portion (and not jointly or jointly and severally) from and against any and all losses, claims, damages, liabilities and related expenses, including the fees, charges and disbursements of any counsel, which may be incurred by or asserted against the Administrative Agent in any way relating to or arising out of the Credit Facility Documents or the transactions therein contemplated.  However, no Lender shall be liable for any portion of such losses, claims, damages, liabilities and related expenses resulting from the Administrative Agent's gross negligence or wilful misconduct.

Execution Copy

11.6

Delegation of Duties.  The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Credit Facility Document by or through any one or more sub-agents appointed by the Administrative Agent from among the Lenders (including the Person serving as Administrative Agent) and their respective Affiliates. The Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The provisions of this Article and other provisions of this Agreement for the benefit of the Administrative Agent shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.

11.7

Replacement of Administrative Agent.

(1)

The Administrative Agent may at any time give notice of its resignation to the Lenders, the LC Issuer and the Borrower.  Upon receipt of any such notice of resignation, the Majority Lenders shall have the right, in consultation with the Borrower, to appoint a successor, which shall be a Lender having a Commitment and having an office in Toronto, Calgary or Vancouver, or an Affiliate of any such Lender with an office in Toronto, Calgary or Vancouver.  The Administrative Agent may also be removed at any time by the Majority Lenders upon 30 days' notice to the Administrative Agent and the Borrower as long as the Majority Lenders, in consultation with the Borrower, appoint and obtain the acceptance of a successor within such 30 days, which shall be a Lender having a Commitment hereunder and having an office in Toronto, Calgary or Vancouver, or an Affiliate of any such Lender with an office in Toronto, Calgary or Vancouver.

(2)

If no such successor shall have been so appointed by the Majority Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may on behalf of the Lenders, appoint a successor Administrative Agent meeting the qualifications specified in Section 11.7(1), provided that if the Administrative Agent shall notify the Borrower and the Lenders that no qualifying Person has accepted such appointment, then such resignation shall nonetheless become effective in accordance with such notice and (1) the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Credit Facility Documents and (2) all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender directly, until such time as the Majority Lenders appoint a successor Administrative Agent as provided for above in the preceding paragraph.

(3)

Upon a successor's appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the former Administrative Agent, and the former

Execution Copy

Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Credit Facility Documents (if not already discharged therefrom as provided in the preceding paragraph). The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the termination of the service of the former Administrative Agent, the provisions of this Article 11 and Section 12.4 shall continue in effect for the benefit of such former Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the former Administrative Agent was acting as Administrative Agent.

11.8

Non-Reliance on Administrative Agent and Other Lenders.  Each Lender and the LC Issuer acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement.  Each Lender and the LC Issuer also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Credit Facility Document or any related agreement or any document furnished hereunder or thereunder.

11.9

Collective Action of the Lenders.  Each of the Lenders hereby acknowledges that to the extent permitted by Requirements of Law, the remedies provided under the Credit Facility Documents to the Lenders are for the benefit of the Lenders collectively and acting together and not severally and further acknowledges that its rights hereunder are to be exercised not severally, but by the Administrative Agent upon the decision of the Majority Lenders (or such other number or percentage of the Lenders as shall be expressly provided for in the Credit Facility Documents).  Accordingly, notwithstanding any of the provisions contained herein, each of the Lenders hereby covenants and agrees that it shall not be entitled to take any action hereunder or thereunder including, without limitation, any declaration of an Event of Default hereunder or thereunder but that any such action shall be taken only by the Administrative Agent with the prior written agreement of the Majority Lenders (or such other number or percentage of the Lenders as shall be expressly provided for in the Credit Facility Documents).  Each of the Lenders hereby further covenants and agrees that upon any such written agreement being given, it shall co-operate fully with the Administrative Agent to the extent requested by the Administrative Agent.  Notwithstanding the foregoing, in the absence of instructions from the Lenders and where in the sole opinion of the Administrative Agent, acting reasonably and in good faith, the exigencies of the situation warrant such action, the Administrative Agent may without notice to or consent of the Lenders take such action on behalf of the Lenders as it deems appropriate or desirable in the interest of the Lenders.

Execution Copy

11.10

No Other Duties, etc.  Anything herein to the contrary notwithstanding, none of the Bookrunners, Arrangers or holders of similar titles, if any, specified in this Agreement shall have any powers, duties or responsibilities under this Agreement or any of the other Credit Facility Documents, except in its capacity, as applicable, as the Administrative Agent or a Lender hereunder.

ARTICLE 12
MISCELLANEOUS

12.1

Sharing of Payments; Records.

(1)

Adjustments; Issuing Bank.  Upon the occurrence and any time during the continuance of an Event of Default, adjustments shall be made among the Lenders as set forth in this Section 12.1(1).

(a)

The Lenders shall make such adjusting payments amongst themselves in the manner contemplated by Section 12.1(2) as may be required to ensure their respective participations in outstanding Advances and Letters of Credit under the Credit Facility reflect their respective Rateable Portion.

If any Swingline Advances are outstanding, the Swingline Lender may at any time in its sole and absolute discretion, on behalf of the Borrower (which hereby irrevocably directs and authorizes the Swingline Lender to make such request on its behalf), request that each Lender, through the Administrative Agent, make a Prime Rate Advance or a Base Rate Advance (or a combination thereof) to the Borrower in an amount equal to the Lender's Rateable Portion of the principal amount of such Swingline Advances (the "Refunded Swingline Advances") outstanding on the date such notice is given, provided that the provisions of this paragraph shall not affect the Borrower's obligation to repay the Swingline Advances to the extent they remain outstanding.  Each Lender will make the proceeds of any such Prime Rate Advance or Base Rate Advance available to the Swingline Lender on the Business Day next following the date such notice is given in immediately available funds.  The proceeds of such Prime Rate Advance or Base Rate Advance shall be applied by the Swingline Lender to the payment in full of the Refunded Swingline Advances.

If any Swingline Letters of Credit are outstanding, the Swingline Lender may at any time in its sole and absolute discretion give written notice to the Administrative Agent that, as of the date such notice is given, the Swingline Letters of Credit shall constitute Fronted Letters of Credit for all purposes of this Agreement (including without limitation Sections 12.1(1)(b), (c), (d) and (e) and the first and last paragraphs of this Section 12.1(1)(a)), with the Swingline Lender being the Issuing Bank with respect to the Fronted Letters of Credit which were previously Swingline Letters of Credit.

Execution Copy

If the Pension LC (if issued) is drawn upon which results in a payment by the Pension LC Lenders (in this Section 12.1(1), a "Pension LC Payment"), any Pension LC Lender may promptly request the Administrative Agent on behalf of the Borrower (and for this purpose each Pension LC Lender is irrevocably authorized by the Borrower to do so) for an Advance by way of a Prime Rate Advance from each of the Lenders based on their Rateable Portion to reimburse the Pension LC Lenders for such Pension LC Payment.  The Lenders are irrevocably directed by the Borrower to make any Prime Rate Advance if so requested by any Pension LC Lender and pay the proceeds thereof directly to the Administrative Agent for the account of the Pension LC Lenders.  Each Lender unconditionally agrees to pay to the Administrative Agent for the account of the Pension LC Lenders such Lender's Rateable Portion of each Advance requested by any Pension LC Lender on behalf of the Borrower to repay Pension LC Payments made by the Pension LC Lenders.

If a Fronted Letter of Credit is drawn upon which results in a payment by the Issuing Bank thereunder (in this Section 12.1(1), an "LC Payment"), the Issuing Bank will promptly request the Administrative Agent on behalf of the Borrower (and for this purpose the Issuing Bank is irrevocably authorized by the Borrower to do so) for an Advance by way of a Prime Rate Advance in the case of a Cdn$ Fronted Letter of Credit or a Base Rate Advance in the case of a US$ Fronted Letter of Credit from the Lenders pursuant to Article 3 to reimburse the Issuing Bank for such LC Payment.  The Lenders are irrevocably directed by the Borrower to make any Prime Rate Advance or Base Rate Advance, as applicable, if so requested by the Issuing Bank and pay the proceeds thereof directly to the Administrative Agent for the account of the Issuing Bank.  Each Lender unconditionally agrees to pay to the Administrative Agent for the account of the Issuing Bank such Lender's Rateable Portion of each Advance requested by the Issuing Bank on behalf of the Borrower to repay LC Payments made by the Issuing Bank.

(b)

Except as provided in Section 12.1(1)(d), the obligations of each Lender under Section 12.1(1)(a) are unconditional, shall not be subject to any qualification or exception whatsoever and shall be performed in accordance with the terms and conditions of this Agreement under all circumstances including:

(i)

any lack of validity or enforceability of the Borrower's obligations under Section 2.1(7);

(ii)

the occurrence of any Default or Event of Default or the exercise of any rights by the Administrative Agent under Section 10.2; and

Execution Copy

(iii)

the absence of any demand for payment being made, any proof of claim being filed, any proceeding being commenced or any judgment being obtained by a Lender or the Issuing Bank against the Borrower.

(c)

If a Lender (a "Defaulting Lender") fails to make payment on the due date therefor of any amount due from it for the account of another Lender or the Issuing Bank pursuant to Section 12.1(1)(a) (the balance thereof for the time being unpaid being referred to in this Section 12.1(1)(c) as an "overdue amount") then, until such other Lender or the Issuing Bank has received payment of that amount (plus interest as provided below) in full (and without in any way limiting the rights of such other Lender or the Issuing Bank in respect of such failure):

(i)

such other Lender or the Issuing Bank shall be entitled to receive any payment which the Defaulting Lender would otherwise have been entitled to receive in respect of the Credit Facility or otherwise in respect of any Credit Facility Document; and

(ii)

the overdue amount shall bear interest payable by the Defaulting Lender to such other Lender or the Issuing Bank at the rate payable by the Borrower in respect of the Obligations which gave rise to such overdue amount.

(d)

If for any reason an Advance may not be made pursuant to Section 12.1(1)(a)) to reimburse the Issuing Bank as contemplated thereby, then promptly upon receipt of notification of such fact from the Administrative Agent, each relevant Lender shall deliver to the Administrative Agent for the account of the Issuing Bank in immediately available funds the purchase price for such Lender's participation interest in the relevant unreimbursed LC Payments (including interest then accrued thereon and unpaid by the Borrower).  Without duplication, each Lender shall, upon demand by the Issuing Bank made to the Administrative Agent, deliver to the Administrative Agent for the account of the Issuing Bank interest on such Lender's Rateable Portion from the date of payment by the Issuing Bank of such unreimbursed LC Payments until the date of delivery of such funds to the Issuing Bank by such Lender at a rate per annum equal to the one month CDOR (if reimbursement is to be made in Canadian Dollars) for such period.  Such payment shall only, however, be made by the Lenders in the event and to the extent the Issuing Bank has not been reimbursed in full by the Borrower for interest on the amount of such unreimbursed LC Payments.

(e)

The Issuing Bank shall, forthwith upon its receipt of any reimbursement (in whole or in part) by the Borrower for any unreimbursed LC Payments in relation to which other Lenders have purchased a participation interest

Execution Copy

pursuant to Section 12.1(1)(d), or of any other amount from the Borrower or any other Person in respect of such payment (other than pursuant to Section 2.1(7)), transfer to such other Lender such other Lender's Rateable Portion of such reimbursement or other amount.  In the event that any receipt by the Issuing Bank of any reimbursement or other amount is found to have been a transfer in fraud of creditors or a preferential payment under any applicable insolvency legislation or is otherwise required to be returned, such Lender shall promptly return to the Issuing Bank any portion thereof previously transferred to it by the Issuing Bank, without interest to the extent that interest is not payable by the Issuing Bank in connection therewith.

(2)

Sharing.  If:

(a)

any Lender shall obtain any payment (whether voluntary, involuntary, through the exercise of any right of set-off pursuant to Section 10.3 or at law or equity, or otherwise) on account of any Advance made by it (other than Increased Costs paid to it) in excess of its Rateable Portion on account of such Advance; or

(b)

(without regard to outstanding Increased Costs) any Lender shall at the time of acceleration of the Obligations have outstanding Obligations which are less than its Rateable Portion;

then such Lender shall forthwith purchase from the other Lenders such participations in the Accommodations made by such other Lenders as shall be necessary to cause such purchasing Lender to share the excess payment or be owed the outstanding Obligations in accordance with its Rateable Portion with such other Lenders.

In the case of paragraph (a) of this Section 12.1(2), if all or any portion of such excess payment is thereafter recovered from such purchasing Lender, such purchase from each other Lender shall be rescinded and each Lender shall repay to the purchasing Lender the purchase price to the extent of such recovery together with an amount equal to such other Lender's rateable share (according to the proportion that the amount such other Lender's required repayment bears to the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered.

Any Lender purchasing a participation from another Lender pursuant to this Section 12.1 may, to the fullest extent permitted by Requirements of Law, exercise all its rights of payment (including the right of set-off) with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation.

Execution Copy

(3)

Records.  The Principal Outstanding and C$ Equivalent Principal Outstanding under the Credit Facility, the unpaid interest accrued thereon, the interest rate or rates applicable to any unpaid principal amounts, the duration of such application, the date of acceptance or issue, Face Amount and maturity of all Bankers' Acceptances and Letters of Credit and the Commitments shall at all times be ascertained from the records of the Administrative Agent (or the Swingline Lender, in the case of Swingline Accommodations), which shall be conclusive absent demonstrated error.

12.2

Amendments, etc.

(1)

Amendments – General.  Subject to Section 12.2(2), no amendment or waiver of any provision of this Agreement or of any other Credit Facility Document, nor any consent to any departure by the Borrower or any Affiliate herefrom or therefrom, shall in any event be effective unless the same shall be in writing and signed by the Majority Lenders (or by the Administrative Agent on their authorization), and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

(2)

Amendments – Unanimous.  No instrument shall, unless in writing and signed by all the Lenders (or by the Administrative Agent on their authorization):

(a)

waive any of the conditions specified in Article 6;

(b)

increase the Commitment of any Lender or subject any Lender to any additional obligation;

(c)

change the principal of, or interest on, or discount rate applicable to any Accommodation or any fees hereunder;

(d)

amend the Maturity Date (other than in accordance with Section 2.1(4)) or otherwise postpone any date fixed for any payment of principal of, or interest on, any Accommodation or any fees hereunder, or subordinate the Obligations or any portion thereof to any Indebtedness;

(e)

amend the terms of Section 8.2(3) or this Section 12.2, provided that any waiver of a breach of Section 8.2(3) need only be approved under Section 12.2(1);

(f)

amend the definition of "Majority Lenders"; or

(g)

except as permitted by Section 8.2(2), permit a change in the Borrower or an assignment or transfer of any of its rights or obligations under any Credit Facility Document.

(3)

Amendments – Administrative Agent.  No amendment, waiver or consent shall, unless in writing and approved by the Administrative Agent in addition to the

Execution Copy

Majority Lenders, affect the rights or duties of the Administrative Agent under any Credit Facility Document.

(4)

Issuing Bank.  No amendment, waiver or consent shall, unless approved by the Issuing Bank, affect the rights or obligations of the Issuing Bank with respect to Letters of Credit.

(5)

Swingline Lender.  No amendment, waiver or consent shall, unless approved by the Swingline Lender, affect the rights or obligations of the Swingline Lender with respect to Swingline Accommodations.

(6)

Other Approvals.  For greater certainty, any approval of a Person specifically required by any of Sections 12.2(3) to (5), inclusive, shall be in addition to any other approval required by this Agreement.

12.3

Notices, etc.

(1)

Notices Generally.  Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in Section 12.3(2) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopier to the addresses or telecopier numbers specified below or, if to a Lender, to it at its address or telecopier number specified in the Register.  The addresses of the Borrower and the Administrative Agent are as set forth below (until notified otherwise in accordance with this Agreement):

if to the Borrower:

Terasen Gas Inc.
16705 Fraser Highway
Surrey, British Columbia
V3S 2X7

Attention:

Vice President & Chief Financial Officer
Fax number:

(604) 592-7890

if to the Administrative Agent:

Canadian Imperial Bank of Commerce

P.O. Box 500,
161 Bay Street, 8th Floor
Toronto, Ontario M5J 2S8

Attention:

Administration Officer
Fax number:

 416-956-3830

Execution Copy

Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by telecopier shall be deemed to have been given when sent (except that, if not given on a Business Day between 9:00 a.m. and 5:00 p.m. local time where the recipient is located, shall be deemed to have been given at 9:00 a.m. on the next Business Day for the recipient).  Notices delivered through electronic communications to the extent provided in Section 12.3(2) below, shall be effective as provided in said Section 12.3(2).

(2)

Electronic Communications.  Notices and other communications to the Lenders and the LC Issuer hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent, provided that the foregoing shall not apply to notices to any Lender of Advances to be made or Letters of Credit to be issued if such Lender has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication.  The Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications.

Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender's receipt of an acknowledgement from the intended recipient (such as by the "return receipt requested" function, as available, return e-mail or other written acknowledgement), provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.

(3)

Change of Address, etc.  Any party hereto may change its address or telecopier number for notices and other communications hereunder by notice to the other parties hereto.

(4)

Deliveries.  All deliveries of financial statements and other documents to be made by the Borrower to the Lenders hereunder shall be made by making delivery of such financial statements and documents to the Administrative Agent (in sufficient copies for the Administrative Agent and each Lender) to the address in Section 12.3(1) or to such other address as the Administrative Agent may from time to time notify to the Borrower.  All such deliveries shall be effective only upon actual receipt.

Execution Copy

(5)

Notice Irrevocable.  Each Notice shall be irrevocable and binding on the Borrower.

(6)

Reliance.  The Administrative Agent may act upon the basis of telephonic notice believed by it in good faith to be from the Borrower prior to receipt of a Notice.  In the event of conflict between the Administrative Agent's record of the applicable terms of any Accommodation and such Notice, the Administrative Agent's record shall prevail, absent demonstrated error.

(7)

No Waiver; Remedies.  No failure on the part of the Administrative Agent or any of the Lenders to exercise, and no delay in exercising, any right under any Credit Facility Document shall operate as a waiver thereof, nor shall any single or partial exercise of any right under any Credit Facility Document preclude any other or further exercise thereof or the exercise of any other right.  The remedies herein and therein provided are cumulative and not exclusive of any remedies provided by Requirements of Law.

12.4

Expenses and Indemnity.

(1)

Costs and Expenses.  The Borrower shall pay (i) all reasonable out-of-pocket expenses incurred by the Administrative Agent and its Affiliates, including the reasonable fees, charges and disbursements of counsel for the Administrative Agent, in connection with the syndication of the Credit Facility, the preparation, negotiation, execution, delivery and administration of this Agreement and the other Credit Facility Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable out-of-pocket expenses incurred by the LC Issuer in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder and (iii) all reasonable out-of-pocket expenses incurred by the Administrative Agent, any Lender or the LC Issuer, including the reasonable fees, charges and disbursements of counsel, in connection with the enforcement or protection of its rights in connection with this Agreement and the other Credit Facility Documents, including its rights under this Section 12.4, or in connection with the Advances made or Letters of Credit issued hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Advances or Letters of Credit.

(2)

Indemnities.

(a)

Environmental Indemnity.  The Borrower will forthwith on demand fully indemnify, defend and save the Administrative Agent, the Lenders and their respective Related Parties (each, an "Indemnified Party") harmless from and against any and all losses and expenses (including interest and, to the extent permitted by any Requirements of Law, penalties, fines and monetary sanctions actually incurred) which an Indemnified Party suffers

Execution Copy

or incurs as a result of or otherwise in respect of any environmental claim or liability of any kind which arises out of the execution, delivery or performance of, or the enforcement or exercise of any right under, any Credit Facility Document, including any claim in nuisance, negligence, strict liability or other cause of action arising out of a discharge of a Contaminant into the environment and any fines or orders of any kind that may be levied or made pursuant to an Environmental Law, in each case relating to or otherwise arising out of any of the assets or business of the Borrower or its Subsidiaries whether or not any Indemnified Party is in charge, management or control of all or any part thereof.

(b)

General Indemnity.  The Borrower will fully indemnify and save the Indemnified Parties harmless from and against any and all losses and expenses (including interest and, to the extent permitted by Requirements of Law, penalties, fines and monetary sanctions actually incurred) which an Indemnified Party suffers or incurs as a result of or otherwise in respect of the execution and delivery of the Credit Facility Documents or any other agreement or instrument contemplated hereby or thereby or the use or proposed use of proceeds from the Credit Facility.

The foregoing indemnities shall not apply in favour of an Indemnified Party in respect of losses and expenses arising as a result of the gross negligence or wilful misconduct of such Indemnified Party or any Person acting for or on behalf of such Indemnified Party or in respect of losses and expenses arising as a result of the operation of any of the assets or business of the Borrower by an Indemnified Party in a manner that is not at least substantially as environmentally sound as would be the case if operated in accordance with general industry practice or to the standard that the Borrower operated such assets or business.

The provisions of this Section 12.4(2) shall survive the termination of this Agreement and the repayment of all Obligations.

(3)

Reimbursement by Lenders.  To the extent that the Borrower for any reason fails to indefeasibly pay any amount required under Section 12.4(1) or (2) to be paid by it to the Administrative Agent (or any sub-agent thereof), the LC Issuer or any Related Party of any of the foregoing, each Lender severally agrees to pay to the Administrative Agent (or any such sub-agent), the LC Issuer or such Related Party, as the case may be, such Lender's Rateable Portion (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount, provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent (or any such sub-agent) or the LC Issuer in its capacity as such, or against any Related Party of any of the foregoing acting for the Administrative Agent (or any such sub-agent) or LC Issuer in connection with such capacity.  The obligations of the Lenders under this Section

Execution Copy

12.4(3) are subject to the other provisions of this Agreement concerning several liability of the Lenders.

(4)

Waiver of Consequential Damages, etc.  To the fullest extent permitted by Requirements of Law, the Borrower or its Subsidiaries shall not assert, and hereby waive, any claim against any Indemnified Party, on any theory of liability, for indirect, consequential, punitive, aggravated or exemplary damages (as opposed to direct damages) arising out of, in connection with, or as a result of, this Agreement, any other Credit Facility Document or any agreement or instrument contemplated hereby (or any breach thereof), the transactions contemplated hereby or thereby, any Advance or Letter of Credit or the use of the proceeds thereof. No Indemnified Party shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Credit Facility Documents or the transactions contemplated hereby or thereby.

(5)

Payments.  All amounts due under this Section 12.4 shall be payable promptly after demand therefor.  A certificate of the Administrative Agent or a Lender setting forth the amount or amounts owing to the Administrative Agent, Lender or a sub-agent or Related Party, as the case may be, as specified in this Section, including reasonable detail of the basis of calculation of the amount or amounts, and delivered to the Borrower shall be conclusive absent manifest error.

12.5

Judgment Currency.

(1)

Exchange Rate.  If, for the purposes of obtaining judgment in any court, it is necessary to convert a sum due hereunder to the Administrative Agent or a Lender in one currency (in this Section 12.5, the "Original Currency") into another currency (in this Section 12.5, the "Judgment Currency"), the parties agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent or such Lender could purchase the Original Currency with the Judgment Currency on the Business Day preceding that on which final judgment is paid or satisfied.

(2)

Obligation.  The obligations of the Borrower in respect of any sum due in the Original Currency from it to the Administrative Agent or a Lender under any Credit Facility Document shall, notwithstanding any judgment in any Judgment Currency, be discharged only to the extent that, on the Business Day following receipt by the Administrative Agent or such Lender of any sum adjudged to be so due in such Judgment Currency, the Administrative Agent or such Lender may in accordance with normal banking procedures purchase the Original Currency with such Judgment Currency.  If the amount of the Original Currency so purchased is less than the sum originally due to the Administrative Agent or such Lender in the Original Currency, the Borrower agrees, as a separate obligation and

Execution Copy

notwithstanding any such judgment, to indemnify the Administrative Agent or such Lender against such loss and, if the amount of the Original Currency so purchased exceeds the sum originally due to the Administrative Agent or such Lender in the Original Currency, the Administrative Agent or such Lender agrees to remit such excess to the Borrower.

12.6

Governing Law, etc.

(1)

This Agreement shall be governed by and construed in accordance with the laws of the Province of British Columbia and the laws of Canada applicable therein.

(2)

Submission to Jurisdiction.  The Borrower irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the courts of British Columbia, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or any other Credit Facility Document, or for recognition or enforcement of any judgment, and each of the parties hereto irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such court.  Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or in any other Credit Facility Document shall affect any right that the Administrative Agent or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or any other Credit Facility Document against the Borrower or its properties in the courts of any jurisdiction.

(3)

Waiver of Venue.  The Borrower irrevocably and unconditionally waives, to the fullest extent permitted by Requirements of Law, any objection that it may now or hereafter have to the laying of venue of any action or proceeding arising out of or relating to this Agreement or any other Credit Facility Document in the courts of British Columbia.  Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by Requirements of Law, the defence of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(4)

WAIVER OF JURY TRIAL.  EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY REQUIREMENTS OF LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER CREDIT FACILITY DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER

Execution Copy

AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER CREDIT FACILITY DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

12.7

Successors and Assigns.

(1)

Successors and Assigns Generally.  The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender (except by way of a Permitted Merger) and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an Eligible Assignee in accordance with the provisions of Section 12.7(2), (ii) by way of participation in accordance with the provisions of Section 12.7(4), or (iii) by way of pledge or assignment of a security interest subject to the restrictions of Section 12.7(6) (and any other attempted assignment or transfer by any party hereto shall be null and void).  Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in Section 12.7(4) and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(2)

Assignments by Lenders.  Any Lender may at any time assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Advances at the time owing to it); provided that:

(a)

except if an Event of Default has occurred and is continuing (i) a Lender shall not make an assignment of less than $5 million plus integral multiples of $1 million unless it assigns its entire remaining Commitment and Accommodations owing to it; and (ii) after giving effect to an assignment, neither the assignor's nor the assignee's Commitment will be less than $10,000,000, unless the assignor's Commitment is reduced to zero;

(b)

each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender's rights and obligations under this Agreement with respect to the Advance or the Commitment assigned, except that this Section 12.7(2)(b) shall not prohibit any Lender from assigning all or a portion of its rights and obligations among separate credits on a non-pro rata basis;

Execution Copy

(c)

any assignment must be approved by any applicable LC Issuer (such approval not to be unreasonably withheld or delayed) unless the Person that is the proposed assignee is itself already a Lender with a Commitment;

(d)

any assignment must be approved by the Administrative Agent (such approval not to be unreasonably withheld or delayed);

(e)

any assignment must be approved by the Borrower (such approval not to be unreasonably withheld or delayed) provided that the Borrower may withhold its consent if, as a direct result of such assignment, the Borrower will be or become subject to increased costs becoming payable under Section 9.1 or 9.2, provided further that during the continuance of an Event of Default the consent of the Borrower shall not be required;

(f)

the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, and the Eligible Assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire; and

(g)

an assignment fee of C$3,500 shall be paid to the Administrative Agent by the assignor Lender in the case of (and as a condition precedent to the effectiveness of) an assignment.

Subject to acceptance and recording thereof by the Administrative Agent pursuant to Section 12.7(3), from and after the effective date specified in each Assignment and Assumption, the Eligible Assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement and the other Credit Facility Documents and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Article 9 and Section 12.4, and shall continue to be liable for any breach of this Agreement by such Lender, with respect to facts and circumstances occurring prior to the effective date of such assignment.  Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 12.7(2) shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section 12.7(4).  Any payment by an assignee to an assigning Lender in connection with an assignment or transfer shall not be or be deemed to be a repayment by the Borrower or a new Advance to the Borrower.

Execution Copy

(3)

Register.  The Administrative Agent shall maintain at one of its offices in Toronto, Ontario or Calgary, Alberta a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts of the Accommodations owing to, each Lender pursuant to the terms hereof from time to time (the "Register").  The entries in the Register shall be conclusive, absent manifest error, and the Borrower, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary.  The Register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(4)

Participations.  Any Lender may at any time, without the consent of, or notice to, the Borrower or the Administrative Agent, sell participations to any Person (other than a natural Person, the Borrower or any Affiliate of the Borrower) (each, a "Participant") in all or a portion of such Lender's rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Advances owing to it); provided that (i) such Lender's obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement.  Any payment by a Participant to a Lender in connection with a sale of a participation shall not be or be deemed to be a repayment by the Borrower or a new Advance to the Borrower.

Subject to Section 12.7(5), the Borrower agrees that each Participant shall be entitled to the benefits of Section 9.2 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 12.7(2). To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 10.3 as though it were a Lender, provided such Participant agrees to be subject to Section 12.1(2) as though it were a Lender.

(5)

Limitations upon Participant Rights.  A Participant shall not be entitled to receive any greater payment under Section 9.1 and 9.2 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower's prior written consent.  A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 9.2 unless the Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrower, to comply with Section 9.2(5) as though it were a Lender.

(6)

Certain Pledges.  Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of

Execution Copy

such Lender, but no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

12.8

Conflict.  In the event of a conflict between the provisions of this Agreement and the provisions of any other Credit Facility Document, the provisions of this Agreement shall prevail.

12.9

Confidentiality.

(1)

Each of the Administrative Agent and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to it, its Affiliates and its and its Affiliates' respective partners, directors, officers, employees, agents, advisors and representatives (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any Governmental Authority purporting to have jurisdiction over it, (c) to the extent required by any Requirement of Law or regulations or by any subpoena or similar legal process, (d) to any other party hereto, (e) in connection with the exercise of any remedies hereunder or under any other Credit Facility Document or any action or proceeding relating to this Agreement or any other Credit Facility Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section 12.9, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or (ii) any actual or prospective counterparty (or its advisors) to any swap, derivative, credit-linked note or similar transaction relating to the Borrower and its obligations, (g) with the consent of the Borrower or (h) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section or (y) becomes available to the Administrative Agent or any Lender on a non-confidential basis from a source other than the Borrower.

(2)

For purposes of this Section, "Information" means all information received in connection with this Agreement from the Borrower relating to the Borrower or any of its Subsidiaries or any of their respective businesses, other than any such information that is available to the Administrative Agent or any Lender on a non-confidential basis prior to such receipt.  Any Person required to maintain the confidentiality of Information as provided in this Section 12.9 shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

12.10

Severability.  The provisions of this Agreement are intended to be severable. If any provision of this Agreement shall be held invalid or unenforceable in whole or in part in any jurisdiction, such provision shall, as to such jurisdiction, be ineffective to the extent

Execution Copy

of such invalidity or unenforceability without in any manner affecting the validity or enforceability thereof in any other jurisdiction or the remaining provisions hereof in any jurisdiction.

12.11

Prior Understandings.  This Agreement supersedes all prior understandings and agreements, whether written or oral, among the parties relating to the transactions provided for herein.

12.12

Time of Essence.  Time shall be of the essence hereof.

12.13

Counterparts.

(1)

Counterparts:  Integration:  Effectiveness.  This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.  This Agreement and the other Credit Facility Documents and any separate letter agreements with respect to fees payable to the Administrative Agent constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Article 6, this Agreement shall become effective when it has been executed by the Administrative Agent and when the Administrative Agent has received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto.  Delivery of an executed counterpart of a signature page of this Agreement by telecopy or by sending a scanned copy by electronic mail shall be effective as delivery of a manually executed counterpart of this Agreement.

(2)

Electronic Execution of Assignments.  The words "execution," "signed," "signature," and words of like import in any Assignment and Assumption shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any Requirement of Law, including Parts 2 and 3 of the Personal Information Protection and Electronic Documents Act (Canada), the Electronic Commerce Act, 2000 (Ontario), the Personal Information Protection Act (British Columbia), the Personal Information Protection Act (Alberta) and other similar federal or provincial laws based on the Uniform Electronic Commerce Act of the Uniform Law Conference of Canada or its Uniform Electronic Evidence Act, as the case may be.

IN WITNESS WHEREOF the parties have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

BORROWER:

TERASEN GAS INC.

Per:

____________________________________

Authorized Signatory

Per:

____________________________________

Authorized Signatory

ADMINISTRATIVE AGENT:

CANADIAN IMPERIAL BANK OF COMMERCE

Per:

____________________________________

Authorized Signatory

Per:

____________________________________

Authorized Signatory

LENDERS:

CANADIAN IMPERIAL BANK OF COMMERCE

Per:

____________________________________

Authorized Signatory

Per:

____________________________________

Authorized Signatory

THE BANK OF NOVA SCOTIA

Per:

____________________________________

Authorized Signatory

Per:

____________________________________

Authorized Signatory

NATIONAL BANK OF CANADA

Per:

____________________________________

Authorized Signatory

Per:

____________________________________

Authorized Signatory

BANK OF MONTREAL

Per:

____________________________________

Authorized Signatory

Per:

____________________________________

Authorized Signatory

THE TORONTO-DOMINION BANK

Per:

____________________________________

Authorized Signatory

Per:

____________________________________

Authorized Signatory

ROYAL BANK OF CANADA

Per:

____________________________________

Authorized Signatory

Per:

____________________________________

Authorized Signatory

SWINGLINE LENDER:

THE TORONTO-DOMINION BANK

Per:

____________________________________

Authorized Signatory

Per:

____________________________________

Authorized Signatory